                                                                  Execution Copy
                                                                     Exhibit 4.2

--------------------------------------------------------------------------------

                          SALE AND SERVICING AGREEMENT

                                      among

                   CHEVY CHASE AUTO RECEIVABLES TRUST 2001-3,
                                     Trust,

                            CHEVY CHASE BANK, F.S.B.,
                              Seller and Servicer,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                Indenture Trustee

                          Dated as of December 1, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE I DEFINITIONS                                                       1

   SECTION 1.1.   Definitions ..........................................    1
   SECTION 1.2.   Other Definitional Provisions. .......................    9
   SECTION 1.3.   Interest Calculations. ...............................   10
   SECTION 1.4.   Action By Or Consent Of Noteholders. .................   10

ARTICLE II CONVEYANCE OF RECEIVABLES                                       11

   SECTION 2.1.   Conveyance of Receivables. ...........................   11
   SECTION 2.2.   Further Encumbrance of Trust Property. ...............   12
   SECTION 2.3.   Acceptance By the Trust. .............................   12

ARTICLE III THE RECEIVABLES                                                12

   SECTION 3.1.   Representations and Warranties of Seller. ............   12
   SECTION 3.2.   Repurchase upon Breach. ..............................   13
   SECTION 3.3.   Custody of Receivables Files. ........................   13
   SECTION 3.4.   Duties Of Servicer As Custodian. .....................   13
   SECTION 3.5.   Instructions and Authority to Act ....................   14
   SECTION 3.6.   Effective Period And Termination. ....................   14

ARTICLE IV ADMINISTRATION AND SERVICING OF RECEIVABLES                     16

   SECTION 4.1.   Duties of the Servicer ...............................   16
   SECTION 4.2.   Collection of Receivable Payments. ...................   16
   SECTION 4.3.   Realization upon Receivables. ........................   17
   SECTION 4.4.   Insurance. ...........................................   17
   SECTION 4.5.   Maintenance of Security Interests in Vehicles. .......   17
   SECTION 4.6.   Covenants, Representations, and Warranties of
                    Servicer ...........................................   18
   SECTION 4.7.   Purchase of Receivables Upon Breach of Covenant ......   19
   SECTION 4.8.   Servicing Fees. ......................................   19
   SECTION 4.9.   Servicer's Certificate ...............................   20
   SECTION 4.10.  Annual Statement as to Compliance, Notice of
                    Servicer Termination Event. ........................   20
   SECTION 4.11.  Annual Independent Accountants' Report. ..............   20
   SECTION 4.12.  Access to Certain Documentation and Information
                   Regarding Receivables ...............................   21
   SECTION 4.13.  Servicer Expenses. ...................................   21
   SECTION 4.14.  Reports To Noteholders. ..............................   21

ARTICLE V ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS               21

   SECTION 5.1.   Establishment of Accounts ............................   21
   SECTION 5.2.   Collections. .........................................   23
   SECTION 5.3.   Purchase Amounts .....................................   24
   SECTION 5.4.   Distributions. .......................................   24
   SECTION 5.5.   Reserve Account. .....................................   26
   SECTION 5.6.   Overcollateralization. ...............................   27
   SECTION 5.7.   Statements to Noteholders. ...........................   27

ARTICLE VI THE SELLER                                                      29

   SECTION 6.1.   Representations of Seller. ...........................   29
   SECTION 6.2.   Liability of the Seller. .............................   30

  SECTION 6.3.    Merger or Consolidation of, or Assumption of the
                    Obligations of, Seller. ...............................   31
  SECTION 6.4.    Limitation on Liability of Seller and Others ............   31

ARTICLE VII THE SERVICER                                                      31

  SECTION 7.1.    Representations of Servicer .............................   31
  SECTION 7.2.    Liability of Servicer; Indemnities. .....................   33
  SECTION 7.3.    Merger or Consolidation of, or Assumption of the
                    Obligations of the Servicer ...........................   35
  SECTION 7.4.    Limitation on Liability of Servicer and Certain
                    Related Persons. ......................................   35
  SECTION 7.5.    Servicer Not to Resign. .................................   36
  SECTION 7.6.    Delegation of Duties ....................................   36

ARTICLE VIII DEFAULT                                                          36

  SECTION 8.1.    Servicer Default. .......................................   36
  SECTION 8.2.    Appointment of Successor. ...............................   37
  SECTION 8.3.    Notification To Noteholders. ............................   38
  SECTION 8.4.    Waiver Of Past Defaults. ................................   38
  SECTION 8.5.    Effect Of Servicer Default On Sub-Servicers. ............   39

ARTICLE IX THE INDENTURE TRUSTEE                                              39

   SECTION 9.1.   Duties of the Indenture Trustee. ........................   39
   SECTION 9.2.   Rights of Indenture Trustee. ............................   41
   SECTION 9.3.   Individual Rights of Indenture Trustee ..................   42
   SECTION 9.4.   Indenture Trustee's Certificate. ........................   42
   SECTION 9.5.   Indenture Trustee's Assignment Of Purchased
                    Receivables. ..........................................   42

ARTICLE X ADMINISTRATIVE DUTIES OF THE SERVICER                               43

   SECTION 10.1.  Administrative Duties. ..................................   43
   SECTION 10.2.  Records .................................................   45
   SECTION 10.3.  Additional Information to be Furnished to the Trust .....   45

ARTICLE XI REDEMPTION                                                         46

   SECTION 11.1.  Optional Purchase of All Receivables ....................   46

ARTICLE XII MISCELLANEOUS PROVISIONS                                          46

   SECTION 12.1.  Amendment. ..............................................   46
   SECTION 12.2.  Protection Of Title To Trust. ...........................   47
   SECTION 12.3.  Limitations on Rights of Others .........................   48
   SECTION 12.4.  Governing Law ...........................................   48
   SECTION 12.5.  Notices .................................................   49
   SECTION 12.6.  Severability of Provisions ..............................   49
   SECTION 12.7.  Assignment ..............................................   49
   SECTION 12.8.  Counterparts ............................................   49
   SECTION 12.9.  Benefits Of Agreement ...................................   49
   SECTION 12.10. Headings ................................................   49
   SECTION 12.11. Limitation of Liability of Owner
                    Trustee and Indenture Trustee. ........................   49

                             SCHEDULES AND EXHIBITS

Schedule A  Schedule of Receivables
Schedule B  Schedule of Representations and Warranties

Exhibit A   Form of Officer's Certificate of the Servicer (upon payment in full of any Receivable)
Exhibit B   Form of Servicer's Receipt
Exhibit C   Form of Servicer's Certificate (containing information necessary for distributions)
Exhibit D   Form of Indenture Trustee's Certificate (upon assignment of a
            Receivable to the Seller)
Exhibit E   Form of Indenture Trustee's Certificate (upon assignment of a
            Receivable to the Servicer)

     SALE AND SERVICING AGREEMENT dated as of December 1, 2001, among CHEVY CHASE AUTO RECEIVABLES TRUST 2001-3, a Delaware business trust (the "Trust"),
                                                                     -----
CHEVY CHASE BANK, F.S.B., a federally chartered savings bank, as seller and servicer (the "Seller" or the "Servicer" in its respective capacities as such),
               ------          --------
and U.S. BANK NATIONAL ASSOCIATION, in its capacity as Indenture Trustee.

     WHEREAS the Trust desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts and installment loans originated or purchased by the Seller;

     WHEREAS the Seller has originated or purchased such receivables and is willing to sell such receivables to the Trust;

     WHEREAS the Servicer is willing to service all such receivables;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     Section 1.1. Definitions. Whenever used in this Agreement, the following
                  -----------
words and phrases shall have the following meanings:

     "Additional Fees" means any late fees with respect to the Receivables
      ---------------
collected by the Servicer.

     "Additional Principal Amount" means, with respect to any Payment Date, the
      ---------------------------
lesser of:

     (x) the excess of (i) the Overcollateralization Target Amount for such Payment Date over (ii) the difference between (a) the Pool Balance as of the end of the related Collection Period and (b) the aggregate Note Principal Balance of all Classes of Notes on such Payment Date, assuming that all payments of principal in reduction of such aggregate Note Principal Balance have been made on such Payment Date, but assuming that the Additional Principal Amount for such Payment Date is zero,

          and

     (y) the sum of (i) the amount of Total Available Funds remaining on deposit in the Note Account after the funding of the items described in clause (i) through (x) of Section 5.4(a) on such Payment Date and
          (ii) any amount released from the Reserve Account and to be included in the Additional Principal Amount pursuant to Section 5.5(a)(iii)(C) hereof on such Payment Date.

     "Aggregate Principal Parity Amount" means, with respect to any Payment
     ----------------------------------
Date, the sum of the Class A Principal Parity Amount and the Class B Principal Parity Amount on that Payment Date.

     "Agreement" means this Sale and Servicing Agreement, as the same may be
     ----------
amended and supplemented from time to time.

     "Amount Financed", with respect to a Receivable, means the amount advanced
      ---------------
under the Receivable toward the purchase price of the Financed Vehicle and any related costs, except with respect to Receivables originated through applications submitted by Obligors directly to the Seller, exclusive of the amount allocable to the premium of credit life, disability or hospitalization insurance covering the Financed Vehicle or the Obligor.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual interest
      ----------------------      ---
rate stated in the Receivable.

     "APR": see "Annual Percentage Rate."
      ---

     "Available Funds" means, with respect to a Payment Date, for the related
      ---------------
Determination Date, any and all amounts then held in the Collection Account and deposited therein with respect to the Receivables during or otherwise with respect to the related Collection Period including Additional Fees and Liquidation Proceeds received during the Collection Period and investment earnings on the Collection Account and the Note Account related to such Determination Date, net of any amounts specified in clauses (i) and (ii) of
Section 5.2(a), to the extent deposited therein. Available Funds does not include amounts, if any, on deposit in or withdrawn from the Reserve Account and does not include any amounts that cannot be distributed to the Noteholders by the Indenture Trustee as a result of proceedings under the United States Bankruptcy Code.

     "Balloon Receivable" means any Receivable that on the date of origination
      ------------------
provided for scheduled monthly payments in level amounts substantially lower than the amount of the final scheduled payment.

     "Certificateholder" means the Person in whose name a Certificate is
      -----------------
registered on the Certificate Register.

     "Certificate of Trust" means the certificate of trust of the Trust
      --------------------
substantially in the form of Exhibit B to the Trust Agreement.

     "Class A Principal Parity Amount" means, with respect to any Payment Date,
      -------------------------------
the lesser of (I) the excess, if any, of (x) the aggregate Note Principal Balance of the Class A Notes immediately prior to such Payment Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period and
(II) the amount of Total Available Funds remaining on deposit in the Note Account after the funding of the items described in clauses (i) through (iv) of
Section 5.4(a) on such Payment Date.

     "Class B Principal Parity Amount" means, with respect to any Payment Date,
      -------------------------------
the lesser of (I) the excess of (A) the excess, if any, of (x) the aggregate Note Principal Balance of the Class A Notes and of the Class B Notes, in each case immediately prior to such Payment Date over (y) the Pool Balance as of the end of the immediately preceding Collection Period over (B) the Class A Principal Parity Amount for such Payment Date and
(II) the amount of Total Available Funds remaining on deposit in the Note Account after the funding of the items described in clauses (i) through (vi) of
Section 5.4(a) on such Payment Date.

     "Collateral Insurance" shall have the meaning specified in Section 4.4(b).
      --------------------

     "Collection Account" means the account designated as such, established and
      ------------------
maintained pursuant to Section 5.1(a)(i) hereof.

     "Cram Down Loss" means, with respect to a Receivable, if a court of
      --------------
appropriate jurisdiction in an insolvency proceeding issues a final order reducing the amount owed on the Receivable or otherwise modifying or restructuring the scheduled payments to be made on the Receivable, an amount not less than (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as reduced and/or (2) if the court issues an order reducing the effective rate of interest on the Receivable, the excess of the Principal Balance of the Receivable immediately prior to the order over the net present value - using as the discount rate the higher of the APR on the auto loan or the rate of interest, if any, specified by the court in the order - of the scheduled payments as so modified or restructured; the Servicer may in its discretion assign a value to a Cram Down Loss in excess of the amount just described, but not in excess of the Principal Balance of such Receivable. A Cram Down Loss shall be deemed to have occurred on the date of the order's issuance.

     "Cut-Off Date" means December 1, 2001.
      ------------

     "Dealer" means the seller of a Financed Vehicle who arranged for a sales
      ------
contract or loan from the Seller to the purchaser of a Financed Vehicle under an existing agreement with the Seller.

     "Defaulted Receivable", with respect to a Payment Date, means a Receivable
      --------------------
(other than a Purchased Receivable) as to which the earlier of the following has occurred: (i) a scheduled payment is 180 days contractually delinquent as of the end of the most recently completed Collection Period or (ii) the Servicer has determined in accordance with its customary servicing practices, during the Collection Period preceding such Payment Date, that eventual payment in full of the Amount Financed is unlikely.

     "Deposit Date" means, with respect to any Payment Date, the Business Day
      ------------
immediately preceding such Payment Date.

     "Final Scheduled Payment Date" means, with respect to each Class of Notes,
      ----------------------------
the Payment Date listed below:

                          Final Scheduled Payment Date
              ----------------------------------------------------
              Class A-1                          December 16, 2002
              Class A-2                             March 15, 2004
              Class A-3                               May 16, 2005
              Class B                            February 15, 2008

     "Financed Vehicle" means an automobile, light duty truck or van, together
      ----------------
with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Fitch" means Fitch Inc., or any successor thereto.
      -----

     "Indenture" means the Indenture dated as of December 1, 2001, between the
      ---------
Trust and U.S. Bank National Association, as Indenture Trustee, as the same may be amended and supplemented from time to time.

     "Indenture Trustee" means the Person acting as Indenture Trustee under the
      -----------------
Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

     "Indenture Trustee's Fee" means, for any Payment Date, one twelfth of the
      -----------------------
product of (a) the aggregate of the Note Principal Balance of each Class of Notes as of the end of the related Collection Period and (b) 0.0025%.

     "Initial Note Principal Balance" means with respect to each Class of Notes,
      ------------------------------
the amount listed below:

                 Class            Initial Note Principal Balance
                 -----            ------------------------------
               Class A-1                     $87,000,000.00
               Class A-2                     $82,000,000.00
               Class A-3                     $57,600,000.00
                Class B                       $9,485,000.00


     "Insurance Policies" means the insurance policies described in item 11 of
      ------------------
Schedule B attached hereto.

     "Interest Rate" means, with respect to (i) the Class A-1 Notes, 2.0375% per
      -------------
annum, (ii) the Class A-2 Notes, 2.88% per annum, (iii) the Class A-3 Notes, 3.95% per annum and (iv) the Class B Notes, 4.70% per annum.

     "Lien" means a security interest, lien, charge, pledge, equity, or
      ----
encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to the respective Receivable by operation of law.

     "Liquidation Expenses" shall have the meaning provided in Section 5.2(a).
      --------------------

     "Liquidation Proceeds" means, with respect to a Payment Date, all monies
      --------------------
collected with respect to a Defaulted Receivable during the related Collection Period from whatever source (other than withdrawals from the Reserve Account), including insurance proceeds and proceeds of Financed Vehicles and Defaulted Receivables which have been sold or otherwise disposed of, during the related Collection Period, net of (i) Liquidation Expenses plus any (ii) amounts required by law to be remitted to the Obligor.

     "Matured Principal Shortfall" means, with respect to any Payment Date and
      ---------------------------
for any Class of Notes which would have a Note Principal Balance greater than zero on such Payment Date, after taking into account the payment of all other principal amounts to such Class on such Payment Date, and as to which such Payment Date is either the Final Scheduled Payment Date for such Class, or a Payment Date subsequent to such Final Scheduled Payment Date, the Note Principal Balance of such Class on such Payment Date, after taking into account the payment of all other principal amounts to such Class on such Payment Date.

     "Monthly Servicing Fee" means, for any Payment Date, one-twelfth of the
      ---------------------
product of (a) the Pool Balance as of the beginning of the related Collection Period and (b) the Servicing Fee Rate.

     "Note Account" means the account designated as such, established and
      ------------
maintained pursuant to Section 5.1(a)(ii) hereof.

     "Note Current Interest" means, with respect to any Collection Period and
      ---------------------
any Payment Date, an amount equal to:

     (A) for the Class A-1 Notes, the product of (1) a fraction, the numerator of which is the actual number of days elapsed in the related interest accrual period and the denominator of which is 360, (2) the related Interest Rate and
(3) the aggregate Note Principal Balance of the related Class A-1 Notes outstanding immediately prior to the related Payment Date or, in the case of the first Payment Date, the Initial Note Principal Balance for the Class A-1 Notes; and

     (B) for each other Class of Notes, the product of (1) a fraction, the numerator of which is 30 and the denominator of which is 360 (or with respect to the initial Payment Date, a fraction, the numerator of which is 33 and the denominator of which is 360), (2) the related Interest Rate and (3) the aggregate Note Principal Balance of the related Class of Notes outstanding immediately prior to the related Payment Date or, in the case of the first Payment Date, the Initial Note Principal Balance for such Class.

     "Note Factor" means, for a Class of Notes and any Payment Date, a seven
      -----------
digit decimal number equal to the Note Principal Balance of such Class on such Payment Date (after taking into account any reduction in such Note Principal Balance on such Payment Date) divided by the Initial Note Principal Balance of such Class.

     "Note Interest" means, for a Class of Notes and any Collection Period, the
      -------------
sum of the Note Current Interest and the Overdue Interest for the Class.

     "Note Principal Balance" means, with respect to any Class of Notes at any
      ----------------------
time, the Initial Note Principal Balance of such Class minus all amounts previously distributed to Noteholders and allocable to principal for such Class.

     "Officer's Certificate", with respect to this Agreement, means a
      ---------------------
certificate signed by the chairman of the board, the president, any vice chairman of the board, any executive vice president, any senior vice president, any group vice president, any vice president, the treasurer, or the controller of the Seller or the Servicer, as appropriate.

     "Optional Purchase Price" means the amount specified as such in Section
      -----------------------
11.1.

          "Original Pool Balance" shall be $236,677,504.03.
           ---------------------

          "Overcollateralization Initial Amount" shall be equal to approximately
           ------------------------------------
0.25% of the Original Pool Balance.

          "Overcollateralization Reduction Amount" means, with respect to any
           --------------------------------------
Payment Date, (i) the excess, if any, of (a) the Pool Balance as of the end of the related Collection Period over (b) the aggregate Note Principal Balance of all Classes of Notes on such Payment Date, assuming that all payments of principal in reduction of such aggregate Note Principal Balance have been made on such Payment Date, but assuming that the Overcollateralization Reduction Amount for such Payment Date is zero, minus (ii) the Overcollateralization Target Amount for such Payment Date.

          "Overcollateralization Target Amount" means, with respect to any
           -----------------------------------
Payment Date, the greater of:

            (I) 1.75% of the Pool Balance as of the end of the immediately preceding Collection Period, minus the amount in the Reserve Account on
                                  -----
     such Payment Date, after taking into account any deposits thereto and withdrawals therefrom on such Payment Date; and

            (II) 75% of the aggregate Principal Balance of all Receivables which were 90 or more days contractually delinquent as of the end of the immediately preceding Collection Period including Receivables with respect to which the Financed Vehicle has been repossessed, but which are not Defaulted Receivables, minus the amount on deposit in the Reserve Account on such Payment Date, after taking into account any deposits thereto and withdrawals therefrom on such Payment Date.

          "Overdue Interest" means, for a Class of Notes and any Payment Date,
           ----------------
the difference between:

          (A) the sum of (1) the excess, if any, of any Note Current Interest due on the immediately preceding Payment Date for that Class over the Note Current Interest paid on that Class on the immediately preceding Payment Date, plus (2) without duplication of the amount described in clause (1), the amount of the Overdue Interest for that Class due and unpaid as of the immediately preceding Payment Date; and

          (B)    any Overdue Interest for that Class paid on the Payment Date.

          "Owner Trustee" means Wilmington Trust Company, not in its individual
           -------------
capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

          "Owner Trustee's Fee" means, for any Payment Date, one twelfth of
           -------------------
$4,000.

          "Person" means any individual, corporation, estate, partnership,
           ------
limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Pool Balance" as of any date means the aggregate Principal Balance of
           ------------
the Receivables as of the close of business on such date (excluding Defaulted Receivables and Purchased Receivables, which are deemed to have a Principal Balance of zero).

          "Pool Balance Decline" means, with respect to any Payment Date, the
           --------------------
decline on the Pool Balance from the opening of the related Collection Period to the end of the related Collection Period.

          "Pool Factor" means, at any time, a seven digit decimal number equal
           -----------
to the current Pool Balance divided by the Original Pool Balance.

          "Principal Balance" of a Receivable, at any time, means the Amount
           -----------------
Financed minus (i) that portion of all payments received by the Servicer on or before such time allocable to principal of such Receivable and (ii) the amount of any Cram Down Loss with respect to that Receivable.

          "Purchase Amount" means, with respect to a Purchased Receivable as of
           ---------------
a Payment Date, the amount equal to the sum of the Principal Balance of such Receivable as of the last day of the related Collection Period and any unpaid interest accrued thereon at the related APR through the date such Receivable is purchased or repurchased, after giving effect to the receipt of monies collected on such Receivable in such related Collection Period.

          "Purchased Receivable" means, with respect to a Payment Date, a
           --------------------
Receivable purchased not later than the last day of the Collection Period immediately preceding such Payment Date by the Servicer pursuant to Section 4.2,
4.7 or 11.1 or repurchased not later than the last day of the Collection Period immediately preceding such Payment Date by the Seller pursuant to Section 3.2.

          "Receivable" means any motor vehicle retail installment sales contract
           ----------
or motor vehicle installment loan executed by an Obligor in respect of a Financed Vehicle, including, without limitation, any extension or revision agreement relating thereto and all payments due thereunder on or after the Cut-Off Date and all proceeds thereof, which Receivable appears on the Schedule of Receivables.

          "Receivable Files" means the documents specified in Section 3.3.
           ----------------

          "Regular Principal Amount" means, with respect to any Payment Date,
           ------------------------
the least of:

          (I) the amount necessary, after taking into account the amount of the Aggregate Principal Parity Amount on such Payment Date, to reduce the aggregate Note Principal Balance of all Classes of Notes to zero;

               and

          (II) the excess of (A) the Pool Balance Decline over (B) the sum of the Aggregate Principal Parity Amount plus the Overcollateralization Reduction Amount;

               and

          (III) the amount of Total Available Funds remaining on deposit in the Note Account after the funding of the items described in clauses (i) through
(vii) of Section 5.4(a) on such Payment Date.

          "Reserve Account" means the Reserve Account established pursuant to
           ---------------
Section 5.1(a)(iii) hereof.

          "Reserve Account Deposit Amount" means, with respect to any Payment
           ------------------------------
Date, the lesser of (x) the excess of (i) the Specified Reserve Balance on such Payment Date over (ii) the amount on deposit in the Reserve Account on such Payment Date, after taking into account (a) the amount of any Reserve Account Withdrawal Amount on such Payment Date and (b) the amount, if any, on deposit in the Reserve Account representing net investment earnings to be withdrawn pursuant to Section 5.5(a) and (y) the amount remaining in the Note Account after taking into account the distributions therefrom described in clauses (i) through (ix) of Section 5.4(a).

          "Reserve Account Withdrawal Amount" means, with respect to any Payment
           ---------------------------------
Date, the lesser of (x) any shortfall in the amount of Available Funds available to pay the amounts specified in clauses (iv) through (vii) and (ix) of Section 5.4(a) (taking into account application of Available Funds to the priority of payments specified in Section 5.4(a) and ignoring any provision hereof which otherwise limits the amounts described in such clauses to the amount of funds available) and (y) the amount on deposit in the Reserve Account on such Payment Date prior to application of amounts on deposit therein pursuant to Section 5.4(a) but after distribution of net investment earnings on deposit therein to the Certificateholder pursuant to Section 5.5(a).

          "Reserve Initial Deposit" shall be $591,693.76, such amount being
           -----------------------
equal to 0.25% of the Original Pool Balance.

          "Schedule of Receivables" shall be, as of any date, the schedule of
           -----------------------
Receivables included in the Trust on such date. The initial Schedule of Receivables as of the Cut-Off Date is attached hereto as Schedule A and sets forth as to each Receivable, among other things, (a) its identifying number; (b) its date of origination; (c) the original number of months to stated maturity;
(d) the original stated maturity; (e) the Principal Balance as of the Cut-Off Date; (f) the original Principal Balance; (g) the APR and (h) the scheduled monthly payment of principal and interest.

          "Seller" means Chevy Chase Bank, F.S.B. in its capacity as the seller
           ------
of the Receivables under this Agreement, and each successor to Chevy Chase Bank, F.S.B. (in the same capacity).

          "Servicer" means Chevy Chase Bank, F.S.B. in its capacity as the
           --------
servicer of the Receivables, and each successor to Chevy Chase Bank, F.S.B. (in the same capacity) pursuant to Sections 7.3 and 8.2.

          "Servicer Default" means an event specified in Section 8.1.
           ----------------

          "Servicer's Certificate" means a certificate completed and executed by
           ----------------------
the Servicer pursuant to Section 4.9.

          "Servicing Fee Rate" means 1.00% per annum.
           ------------------

          "Servicing Office" means, at the date of this Agreement, the office of
           ----------------
the Servicer specified in this Agreement, or such other address as the Servicer may designate from time to time by notice to the Seller and the Indenture Trustee.

          "Servicing Officer" means any officer of the Servicer involved in, or
           -----------------
responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers annexed to an Officer's Certificate furnished to the Indenture Trustee by the Servicer, as the case may be, as such list may from time to time be amended.

          "Specified Reserve Balance" means, with respect to any Payment Date,
           -------------------------
the lesser of (A) $1,775,081.28, such amount being equal to 0.75% of the Original Pool Balance, and (B) the aggregate Note Principal Balance for all Classes of Notes on such Payment Date, after taking into account all payments of principal on that Payment Date.

          "Sub-Serviced Receivables" means any Receivables being sub-serviced by
           ------------------------
a Sub-Servicer.

          "Sub-Servicer" means any sub-servicer appointed by the Servicer with
           ------------
respect to any particular Receivables or any particular servicing functions.

          "Total Available Funds" has the meaning described in Section 5.4(a)
           ---------------------
hereof.

          "Trust Property" means the property of the trust created by this
           --------------
Agreement, which shall consist of the Receivables listed in the Schedule of Receivables (other than Purchased Receivables) and all monies (including accrued interest) due or received thereon on or after the Cut-Off Date; security interests in the Financed Vehicles; the Note Account, the Reserve Account and the Collection Account; funds deposited in the Collection Account, the Reserve Account and the Note Account and all investment of such funds; Purchase Amounts; any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by or on behalf of the Trust; proceeds from claims on any physical damage, theft, vendor's single interest, credit life, disability, or hospitalization insurance policies covering Financed Vehicles or Obligors; and other property described in
Section 2.1.

          Section 1.2. Other Definitional Provisions.
                       -----------------------------

                    (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

                    (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                    (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

                    (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and the term "including" shall mean "including without limitation."

                    (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                    (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                    (g) All references to Articles, Sections, subsections, paragraphs, clauses, Exhibits and Schedules in this Agreement shall be to such portions of this Agreement unless otherwise specified.

     Section 1.3.   Interest Calculations.
                    ---------------------

                    (a) All allocations of payments with respect to a Receivable to principal and interest and determinations of periodic charges and the like shall be made using the simple interest method, based on the actual number of days elapsed and the actual number of days in the calendar year. Each payment on a Receivable (net of fees and charges) shall be applied first to the amount of interest accrued on such Receivable to the date of receipt and then to reduce the principal amount outstanding on the Receivable.

                    (b) All calculations of interest on the Class A-1 Notes shall be made on the basis of a 360-day year and the actual number of days in the accrual period; all calculations of interest on all other Classes of Notes shall be made with respect to the initial Payment Date, on the basis of a 360 day year and an accrual period from the Closing Date to the initial Payment Date, and otherwise, on the basis of a 360-day year comprised of twelve 30-day months.

     Section 1.4.   Action By Or Consent Of Noteholders.
                    -----------------------------------

     Solely for the purposes of giving any consent, waiver, request, or demand pursuant to this Agreement, the interest evidenced by any Note registered in the name of the Seller or the Servicer, or any Person controlling, controlled by, or under common control with the Seller or the Servicer, other than a Note pledged by any such Person to a nonaffiliated third party, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request, or demand shall have been obtained unless all of the Notes outstanding are registered in the name of the Seller, the Servicer and any such Persons. For purposes of the foregoing, a trust or other entity formed for the securitization of assets is not a Person controlling, controlled by or under common control with, or affiliated with, the Seller or the Servicer.

                                   Article II

                            Conveyance of Receivables
                            -------------------------

     Section 2.1.   Conveyance of Receivables. In consideration of the Trust's
                    -------------------------
delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes, the Certificates and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trust, without recourse (subject to the obligations set forth herein), all right, title and interest of the Seller in and to the following property, wherever located and in whatever form, whether tangible or intangible, whether now existing or hereafter acquired:

                    (a) the Receivables listed in the Schedule of Receivables, including all monies (including accrued interest) due or received thereon on or after the Cut-Off Date and all property (including the right to receive future Liquidation Proceeds) that secures a Receivable;

                    (b) the security interests of the Seller in the Financed Vehicles granted by Obligors pursuant to the Receivables;

                    (c) the Note Account, the Reserve Account and the Collection Account and funds deposited therein and all investments of such funds;

                    (d) the interest of the Seller in the documents and instruments constructively delivered to the Indenture Trustee pursuant to
Section 3.3;

                    (e) the interest of the Seller in any Liquidation Proceeds and any proceeds from claims on any physical damage, theft, vendor's single interest, credit life, disability or hospitalization insurance policies covering Financed Vehicles or Obligors; and

                    (f) the proceeds of any and all of the foregoing.

     It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the insolvency of the Seller. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall constitute a grant of a security interest in the property referred to in this Section for the benefit of the Noteholders and that this Agreement shall constitute a security agreement under applicable law.

     Section 2.2.   Further Encumbrance of Trust Property.
                    -------------------------------------

                    (a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Business Trust Statute (as defined in the Trust Agreement).

                    (b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property to the Indenture Trustee to secure the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholder shall be entitled to receive distributions with respect thereto as set forth herein.

                    (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Trust under Article III of the Indenture shall remain as covenants of the Trust for the benefit of the Certificateholder, enforceable by the Certificateholder to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in the Certificateholder.

                    (d) The Indenture Trustee shall, at such time as there are no Notes outstanding and all sums due to the Indenture Trustee pursuant to the Indenture or pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Certificateholder.

     Section 2.3.   Acceptance By the Trust.
                    -----------------------

     The Trust does hereby accept the assignment by the Seller pursuant to
Section 2.1 and declares that the Trust accepts such assignment upon the trusts herein set forth for the benefit of the Noteholders and the Certificateholder, as their respective interests may appear, subject to the terms and provisions of this Agreement. The assignment will not constitute, and is not intended to result in, an assumption by the Trust or any Noteholder of any obligation of the Seller or any other Persons in connection with the Receivables, the Receivables Files, the Insurance Policies or under any agreements or instruments relating to any of them.

                                   Article III

                                 The Receivables
                                 ---------------

     Section 3.1.   Representations and Warranties of Seller. The Seller hereby
                    ----------------------------------------
represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct on which the Trust is deemed to have relied in acquiring the Receivables and issuing the Notes, on which the Indenture Trustee is deemed to have relied in authenticating the Notes and on which the Noteholders are deemed to have relied in purchasing the Notes. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The representations and warranties contained in items 21 through 28 on Schedule B may not be waived.

     Section 3.2.   Repurchase upon Breach. The Seller, the Servicer, the
                    ----------------------
Indenture Trustee or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, by notice in writing, upon the discovery of any breach of the Seller's representations and warranties made pursuant to Section 3.1; provided, that the Indenture Trustee shall have no duty to inquire concerning, or to investigate, the breach of any of such representations and warranties. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which the Seller becomes aware of, or receives written notice of, such breach, the Seller shall repurchase as of such day (or, at the Seller's option, as of the last day of the month in which such breach was discovered) any Receivable materially and adversely affected by such breach and any Receivable in which the interest of the Noteholders is materially and adversely affected by such breach (unless such Receivable is otherwise being purchased pursuant to Section 11.1). In consideration of the purchase of the Receivable, the Seller shall remit the Purchase Amount, in the manner specified in Section 5.3. The sole remedy of the Trust, the Owner Trustee, Indenture Trustee or the Noteholders with respect to a breach of the Seller's representations and warranties contained in Section 3.1 shall be to require the Seller to repurchase Receivables pursuant to this
Section 3.2.

     Section 3.3.   Custody of Receivables Files.
                    ----------------------------

                    (a) To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Indenture Trustee, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Indenture Trustee as custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee with respect to each
Receivable:

                         (i) The original of the Receivable fully executed by the Obligor;

                         (ii) The original credit application fully executed by the Obligor;

                         (iii) The original certificate of title (or, if the original is not returned to the Seller under applicable state law, a copy thereof) held by the Seller evidencing the security interest of the Seller in the Financed Vehicle; and

                         (iv) Any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor, or a Financed Vehicle.

    Section 3.4.    Duties Of Servicer As Custodian.
                    -------------------------------

                    (a) The Servicer, in its capacity as custodian, shall hold the Receivable Files on behalf of the Indenture Trustee for the use and benefit of all present and future Noteholders and maintain such accurate and complete accounts, records, and computer systems pertaining to each Receivable File as shall enable the Indenture Trustee to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records, and computer systems, in such a manner as shall enable the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Indenture Trustee any failure on the Servicer's part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

                    (b) The Servicer shall maintain each Receivable File at its office specified in this Agreement, or at an offsite document retention facility operated by a third party or at such other of its office or offices, as shall be specified by the Servicer to the Indenture Trustee by prior written notice. The Servicer shall make available to the Indenture Trustee or its respective duly authorized representatives, attorneys, or auditors a list of locations of the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer at such times during normal business hours as the Indenture Trustee shall instruct, which does not unreasonably interfere with the Servicer's normal operations or customer or employee relations.

- (c) Upon instruction from the Indenture Trustee, the Servicer shall release any document in a Receivable File to the Indenture Trustee, the agent of the Indenture Trustee, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

                    (d) The Servicer shall require any Sub-Servicer to comply with the preceding provisions of this Section 3.4 with respect to the Sub-Serviced Receivables. Notwithstanding anything to the contrary, the Servicer shall remain primarily liable for its duties as custodian with respect to all Receivables, including the Sub-Serviced Receivables.

     Section 3.5.   Instructions and Authority to Act. The Servicer shall be
                    ---------------------------------
deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

     Section 3.6.   Effective Period And Termination.
                    --------------------------------

                    (a) The appointment of the Servicer as custodian shall become effective as of the Cut-Off Date and shall continue in full force and effect for the term of the Trust unless terminated earlier pursuant to this
Section 3.6. If the Servicer shall resign in accordance with the provisions of
Section 7.5 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian may be terminated by the Indenture Trustee or by the Majority Noteholders. The Indenture Trustee shall notify the Rating Agencies of any termination of the Servicer's appointment as custodian pursuant to this Section 3.6. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.

               The following procedures shall apply if the appointment of the Servicer as the custodian has been terminated:

                         (i) Upon payment in full of any Receivable, the
               Servicer will notify the Indenture Trustee by an Officer's Certificate, substantially in the form of Exhibit A attached hereto, (which certification shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 5.2 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer.

                         (ii) From time to time as appropriate for servicing and
               enforcing any Receivable, the Indenture Trustee shall, upon written request of an officer of the Servicer and delivery to the Indenture Trustee of a receipt signed by such officer in a form satisfactory to the Indenture Trustee and substantially in the form of Exhibit B attached hereto, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer's receipt for a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Indenture Trustee when the Servicer's need for such Receivable and/or Receivable File has ceased unless the Receivable shall be liquidated or repurchased as described in Section 3.2, 4.2 or 4.7.

                         (iii) The Indenture Trustee may rely and shall be
               protected when acting or refraining from acting upon any certificate, request or receipt under this Section 3.6.

                         (iv) The Indenture Trustee shall permit the Servicer
               access to the Receivables Files at all reasonable times during the Indenture Trustee's normal business hours. The Indenture Trustee shall, within two Business Days of the request of the Servicer, execute such documents and instruments as are prepared by the Servicer and delivered to the Indenture Trustee, as the Servicer deems necessary to permit the Servicer, in accordance with its customary servicing procedures, to enforce the Receivable on behalf of the Trust and any related Insurance Policies covering the Obligor, the Receivable or Financed Vehicle so long as such execution in the Indenture Trustee's sole discretion does not conflict with this Agreement and will not cause it undue risk or liability. The Indenture Trustee shall not be obligated to release any document from any Receivable File unless it receives a trust receipt from the Servicer as described in clause (ii) of this Section 3.6.

                                   ARTICLE IV

                   Administration and Servicing of Receivables
                   -------------------------------------------

       SECTION 4.1. Duties of the Servicer. The Servicer, as an independent
                    ----------------------
contractor on behalf of the Trust and for the benefit of the Noteholders, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Receivables and any insurance polices relating to the Financed Vehicles and for enforcing any security interest in any of the Financed Vehicles, with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself. The Servicer's responsibilities shall include collecting and posting all payments, responding to inquiries of Obligors or of federal, state or local governmental authorities with respect to the Receivables, investigating delinquencies, sending payment coupons or statements to Obligors, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions, providing appropriate federal income tax information for use in providing information to Noteholders and attempting to maintain the perfected security interest of the Seller in the Financed Vehicles, in accordance with the provisions set forth herein. The Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered by the Indenture Trustee to execute and deliver, on behalf of itself, the Trust, the Noteholders, or the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Indenture Trustee shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. The Indenture Trustee shall execute any documents prepared by the Servicer and delivered to the Indenture Trustee for execution that are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

       SECTION 4.2. Collection of Receivable Payments. The Servicer shall use
                    ---------------------------------
its best efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself. If payments are extended in the ordinary course of the Servicer's collection procedures, and, as a result, any Receivable would be outstanding on the first day after the end of the Collection Period immediately preceding the latest Final Scheduled Payment Date, then the Servicer shall be obligated to purchase such Receivable in the manner set forth in Section 4.7 (unless such Receivable is otherwise being purchased pursuant to Section 11.1) as of the last day of the Collection Period following the Collection Period in which the extension was made (or, at the Servicer's option, as of the last day of the Collection Period in which the extension was made); provided, however, that the purchase obligation with respect to a Receivable shall be the obligation of the Servicer which granted the extension, and not of any successor Servicer; and provided, further, that the purchase obligation of any Servicer shall survive the termination of such Servicer as Servicer. The Servicer may in its discretion waive any Additional Fees.

       SECTION 4.3. Realization upon Receivables. On behalf of the Trust, the
                    ----------------------------
Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include reasonable efforts to realize upon any recourse to Dealers, selling the Financed Vehicle at a public or private sale and selling any Defaulted Receivable. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Receivable by an amount equal to or greater than the amount of such expenses.

       SECTION 4.4. Insurance.
                    ---------

                 (a) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Indenture Trustee, on behalf of the Trust, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee for the benefit of the Noteholders.

                 (b) The Servicer shall maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy by its terms insures against
           --------------------
physical damage in the event any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicles. The Seller will be the named insured under all policies of Collateral Insurance.

                 (c) Costs incurred by the Servicer in maintaining Collateral Insurance shall be paid by the Servicer.

       SECTION 4.5. Maintenance of Security Interests in Vehicles. The Servicer
                    ---------------------------------------------
shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Indenture Trustee hereby authorizes the Servicer to take such steps as are necessary to re-perfect such security interest on behalf of the Trust in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to grant to the Trust a perfected security interest in the related Financed Vehicle, the Seller hereby agrees that the listing of the Seller as the secured party on the certificate of title is in its capacity as agent of the Trust.

       SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By
                    ------------------------------------------------------
its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust is deemed to have relied in acquiring the Receivables and issuing the Notes and on which the Indenture Trustee is deemed to have relied in authenticating the Notes.

                 (a)   The Servicer covenants as follows:

                        (i) Liens in Force. The Servicer, unless required to do
                            --------------
            so as a result of a bankruptcy court order with respect to a bankrupt Obligor, or other court action, shall not (a) release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (b) impair the rights of the Trust or the Noteholders in the Receivables, (c) change the amount of the scheduled payment under a Receivable (except for an extension permitted pursuant to Section 4.2) or change the APR of or the Amount Financed under a Receivable, or (d) fail to comply with the provisions of any Insurance Policy, if the failure to so comply would impair the protection or benefit to be afforded by such Insurance Policy.

                        (ii) Compliance With Applicable Laws. The Servicer shall
                             -------------------------------
            comply with any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties, the failure to comply with which may materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, or the Notes.

                        (iii) Corporate Existence. The Servicer shall maintain
                              -------------------
            its corporate existence and shall at all times continue to be duly organized under the laws of its jurisdiction of organization and duly qualified and duly authorized and shall conduct its business in accordance with the terms of its charter and bylaws; provided, however, that the Servicer shall not be required to maintain its existence as a federally chartered thrift if the board of directors of the Servicer shall determine that the preservation of such status is no longer desirable and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

                        (iv) Financial Statements; Accountants' Reports; Other
                             -------------------------------------------------
            Information. The Servicer shall keep or cause to be kept in
            -----------
            reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to this Agreement.

                        (v) Maintenance Of Insurance. The Servicer shall
                            ------------------------
            maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy in a minimum amount generally maintained by prudent federally chartered thrift institutions engaged in the servicing of automotive receivables and having servicing portfolios of a similar size.

                        (vi) Notice Of Material Events. The Servicer shall
                             -------------------------
            promptly inform the Rating Agencies in writing of the receipt of notice of any proceeding by any regulatory body seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Notes.

                        (vii) Maintenance Of Licenses. The Servicer shall
                              -----------------------
            maintain all licenses, permits, charters and registrations which are material to the performance of its obligations under this Agreement or the Notes.

       SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. The
                    -----------------------------------------------
Servicer or the Indenture Trustee shall inform the other parties promptly, in writing, upon the discovery of any breach by the Servicer of its obligations under Section 4.5 or 4.6; provided, that the Indenture Trustee shall have no duty to inquire concerning, or to investigate, the breach of any of such obligations. Unless the breach shall have been cured by the last day of the Collection Period following the Collection Period during which the Servicer becomes aware of, or receives written notice of such breach, the Servicer shall purchase as of such day (or, at the Servicer's option, as of the last day of the month in which such breach was discovered) any Receivable materially and adversely affected by such breach and any Receivable in which the interest of the Noteholders is materially and adversely affected by such breach (unless such Receivable is otherwise being purchased pursuant to Section 3.2 or 11.1). In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount with respect to such Receivable in the manner specified in
Section 5.3. The sole remedy of the Indenture Trustee or the Noteholders with respect to a breach pursuant to Section 4.5 or 4.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.7.

       SECTION 4.8. Servicing Fees.
                    --------------

                 (a) The servicing fee for a Collection Period shall equal the Monthly Servicing Fee (except that in the case of a Successor Servicer, the servicing fee shall equal such amount as is arranged in accordance with Section 8.2).

                 (b) The Servicer shall deposit into the Collection Account all Additional Fees, which shall be included in Available Funds. Investment earnings on the Collection Account and the Note Account, if any, shall be deposited into the respective accounts and shall be included in Available Funds.

                 (c) Investment earnings on the Reserve Account shall be paid to the Certificateholder or its designee as provided in Section 5.5(a).

                 (d) The Liquidation Expenses and any servicing compensation (other than the Monthly Servicing Fee) may be retained by the Servicer from the aggregate interest collections on the Receivables during the related Collection Period, prior to the deposit of such amount in the Collection Account pursuant to Section 5.2.

       SECTION 4.9. Servicer's Certificate. On or before each Determination
                    ----------------------
Date, the Servicer shall deliver to the Indenture Trustee by 12:00 p.m. New York City time a Servicer's Certificate in the form of Exhibit C attached hereto containing all information necessary to make the distributions pursuant to
Section 5.4, to make any transfers of funds pursuant to Sections 5.1, 5.2 and
5.5 and all information required in the statements to Noteholders pursuant to
Section 5.7. Receivables purchased by the Servicer or repurchased by the Seller as of the last day of such Collection Period shall be identified by the Seller's account number with respect to such Receivable (as specified in the Schedule of Receivables).

       SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer
                     -----------------------------------------------------
Termination Event.
-----------------

                 (a) The Servicer shall deliver to the Indenture Trustee, the Owner Trustee and each Rating Agency, on or before December 31 of each year, beginning December 31, 2002, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding 12-month period ended September 30 of such year (or such longer or shorter period since the date of this Agreement) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof.

                 (b) The Servicer shall deliver to the Indenture Trustee, the Owner Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than one Business Day thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under clause (i) of
Section 8.1(a). The Seller shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under any other clause of Section 8.1(a).

       SECTION 4.11. Annual Independent Accountants' Report.
                     --------------------------------------

       The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Seller, to deliver to the Indenture Trustee, the Owner Trustee, and each Rating Agency, on or before December 31 of each year concerning the 12-month period ended September 30 of such year (or such longer or shorter period since the date of this Agreement), beginning December 31, 2002, a report addressed to the Board of Directors of the Servicer, to the effect that such firm has read the monthly Servicer's Certificates delivered pursuant to Section 4.9 with respect to each Collection Period during such one-year (or longer) period and reviewed the servicing of the Receivables by the Servicer and that such review (1) included tests relating to automobile, light duty truck and van loans serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, to the extent the procedures in such program are applicable to the servicing obligations set forth in this Agreement, and (2) except as described in the report, disclosed no exceptions or errors in the records relating to automobile, light duty truck and van loans serviced for others that, in the firm's opinion, paragraph four of such program requires such firm to report.

         The report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         Section 4.12. Access to Certain Documentation and Information Regarding
                       ---------------------------------------------------------
Receivables. The Servicer shall provide to the Noteholders and the Indenture
-----------
Trustee access to the Receivables Files in such cases where the Noteholder or the Indenture Trustee shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this
Section 4.12.

         Section 4.13. Servicer Expenses. The Servicer shall be required to pay
                       -----------------
all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants and taxes imposed on the Servicer.

         Section 4.14. Reports To Noteholders. The Indenture Trustee shall
                       ----------------------
provide to any Noteholder, who so requests in writing (addressed to the Corporate Trust Office) and the Rating Agencies a copy of any certificate described in Section 4.9, or the annual statement described in Section 4.10, or the annual report described in Section 4.11. The Indenture Trustee may require the Noteholder to pay a reasonable sum to cover the cost of the Indenture Trustee's compliance with such request.




                                    Article V
                            Accounts; Distributions;
                            ------------------------
                            Statements to Noteholders
                            -------------------------

         Section 5.1. Establishment of Accounts. (a) (i) The Indenture Trustee,
                      -------------------------
for the benefit of the Noteholders and the Certificateholder, shall establish the Collection Account (the "Collection Account") as a segregated trust account
                             ------------------
in its own name with the Corporate Trust Office of the Indenture Trustee. The Servicer shall direct the Indenture Trustee to invest the amounts in the Collection Account in Eligible Investments that mature not later than the Business Day prior to the next succeeding Deposit Date and to hold such Eligible Investments to maturity. The Collection Account shall always be maintained as an Eligible Account and shall bear a designation clearly indicating that the funds deposited therein are held on behalf of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholder. The Indenture Trustee may trade with itself or an affiliate in the purchase or sale of Eligible Investments.

                         (ii) The Indenture Trustee, for the benefit of the Noteholders, shall establish the Note Account (the "Note Account") as a
                                                             ------------
         segregated trust account in its own name with the Corporate Trust Office of the Indenture Trustee. The Servicer shall direct the Indenture Trustee to invest the amounts in the Note Account in Eligible Investments that mature not later than the next succeeding Deposit Date, and to hold such Eligible Investments to maturity. The Note Account shall always be maintained as an Eligible Account and shall bear a designation clearly indicating that the funds deposited therein are held on behalf of the Indenture Trustee, for the benefit of the Noteholders. The Indenture Trustee may trade with itself or an affiliate in the purchase or sale of Eligible Investments.

                         (iii) The Indenture Trustee, for the benefit of the Noteholders, shall establish the Reserve Account (the "Reserve
                                                                -------
         Account") as a segregated trust account in its own name with the
         -------
         Corporate Trust Office of the Indenture Trustee. The Servicer shall direct the Indenture Trustee to invest the amounts in the Reserve Account in Eligible Investments that mature not later than the next succeeding Deposit Date, and to hold such Eligible Investments to maturity. The Reserve Account shall always be maintained as an Eligible Account and shall bear a designation clearly indicating that the funds deposited therein are held on behalf of the Indenture Trustee, for the benefit of the Noteholders. The Indenture Trustee may trade with itself or an affiliate in the purchase or sale of Eligible Investments.

                   (b) The Indenture Trustee agrees as follows with respect to the Eligible Investments, and the proceeds thereof, held from time to time in each Account:

                         (i) any Eligible Investment that is a "deposit account" (as defined in Section 9-102(a)(29) of the UCC or any successor provision) shall be subject to the "control" (as set forth in
         Section 9-104 of the UCC or any successor provision) of the Indenture Trustee, and the Indenture Trustee shall be the customer of the bank with respect to such deposit account and shall have sole signature authority with respect thereto;

                         (ii) any Eligible Investment that constitutes Physical Property (as defined in the definition of "Delivery") shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) acting solely for the Indenture Trustee that has agreed to treat such property as a financial asset;

                         (iii) any Eligible Investment that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered to the Indenture Trustee in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book entry registration of such Eligible Investment as described in such paragraph;

                         (iv)  any Eligible Investment that is an
         "uncertificated security" under Article 8 of the UCC and that is not governed by clause (iii) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security directly or through one or more securities intermediaries acting solely for the Indenture Trustee as described in such paragraph; and

                         (v) with respect to any Eligible Investment that is not governed by clauses (i) - (iv) above, such procedures as may be appropriate to effect the complete transfer of ownership of such Eligible Investment to the Indenture Trustee free and clear of any adverse claims in accordance with applicable law and regulations and the interpretation thereof.

                         (vi) The Servicer shall have the power, revocable by the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from each Account for the purpose of making distributions of funds on deposit in such Accounts in accordance with the provisions hereof.

                  (c) In the event of any change of law regarding matters relating to the perfection of security interests in any Account or the amounts or any Eligible Investments held therein, the Seller shall cause to be furnished to the Indenture Trustee and each Rating Agency an Opinion of Counsel addressing such matters and if necessary, the Seller shall cooperate with the Indenture Trustee in taking all actions necessary to comply with the change in law.

         Section 5.2. Collections.
                      -----------

                  (a) The Servicer shall remit by wire transfer to the Collection Account within two Business Days following receipt thereof all payments by or on behalf of the Obligors on the Receivables and all Liquidation Proceeds (including payments made under any of the Insurance Policies or the Collateral Insurance to the extent applicable to payments due on the Receivables), both as collected during the Collection Period, net of (i) the Servicer's actual out-of-pocket expenses reasonably incurred with respect to Defaulted Receivables or Financed Vehicles ("Liquidation Expenses"), which shall
                                             --------------------
be paid from amounts actually recovered with respect to any Defaulted Receivable or Financed Vehicle and (ii) charge backs attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as the result of a successful claim or defense under bankruptcy or similar laws as provided in Section 4.8. The amounts specified in clauses (i) and (ii), to the extent deposited into the Collection Account, shall not be included in Available Funds and will be withdrawn from the Collection Account and paid to the Servicer from time to time.

                  (b) On the Determination Date in each month, the Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account the Available Funds with respect to the next Payment Date, including Additional Fees and Liquidation Proceeds, received during the Collection Period and investment earnings on the Collection Account and the Note Account related to such Determination Date, net of any amounts specified in clauses (i) and (ii) of
Section 5.2(a), to the extent deposited therein, and deposit such amount in immediately available funds or by wire transfer in immediately available funds into the Note Account.

                  (c) On or before each Determination Date, the Servicer shall determine (i) the amount of Available Funds and (ii) the amount of funds necessary to make the distributions required pursuant to Section 5.4(a) on the next Payment Date. The Servicer shall by a Servicer's Certificate notify the Indenture Trustee of such amounts by telecopy to the Corporate Trust Office (or such other number as the Indenture Trustee may from time to time provide), followed promptly by mailing such notice to the Indenture Trustee at the Corporate Trust Office.

     Section 5.3. Purchase Amounts. On the Determination Date following each
                  ----------------
Collection Period, the Servicer or the Seller, as the case may be, shall remit to the Note Account the aggregate Purchase Amount for such Collection Period pursuant to Sections 3.2, 4.2 and 4.7.

     Section 5.4. Distributions.
                  -------------

                  (a) On each Payment Date, the Indenture Trustee shall apply or cause to be applied the sum of (x) the Available Funds (after withdrawing amounts deposited in error and Liquidation Proceeds relating to Purchased Receivables) for the related Collection Period and (y) the Reserve Account Withdrawal Amount for such Payment Date, (such sum, the "Total Available Funds")
                                                         ---------------------
to make the following distributions from the Note Account in the listed order of priority:

                         (i)    to the Servicer, the Monthly Servicing Fee;

                         (ii)   to the Indenture Trustee, the Indenture
Trustee's Fee, and any overdue Indenture Trustee's Fee;

                         (iii)  to the Owner Trustee, the Owner Trustee's fee,
and any overdue Owner Trustee's Fee;

                         (iv)   to the Holders of the Class A Notes, pari passu,
                                                                     ---- -----
the Note Interest due on each Class of Class A Notes;

                         (v)    for distribution as provided in paragraph (b)
below, the Class A Principal Parity Amount;

                         (vi)   to the Holders of the Class B Notes, the Note
Interest due on the Class B Notes;

                         (vii)  for distribution as provided in paragraph (b)
below, the Class B Principal Parity Amount;

                         (viii) for distribution as provided in paragraph (b)
below, the Regular Principal Amount;

                         (ix)   for distribution as provided in paragraph (b)
below, the Matured Principal Shortfall;

                         (x) to the Reserve Account, the Reserve Account Deposit Amount for such Payment Date;

                         (xi) for distribution as provided in paragraph (b) below, the Additional Principal Amount; and

                         (xii) to the Certificateholder, the aggregate amount remaining in the Note Account.

               If the Servicer exercises the purchase option on any Payment Date pursuant to Section 11.1, the Optional Purchase Price shall be deposited into the Note Account on the Determination Date related to such Payment Date.

                   (b) On each Payment Date the Indenture Trustee shall apply or cause to be applied the aggregate of the amounts described in clause (v),
(vii), (viii), (ix) and (xi) of paragraph (a) above on that Payment Date in the listed order of priority:

                         (i) to the Class A-1 Noteholders in reduction of the Note Principal Balance of the Class A-1 Notes, until the Note Principal Balance thereof has been reduced to zero;

                         (ii) to the Class A-2 Noteholders in reduction of the Note Principal Balance of the Class A-2 Notes, until the Note Principal Balance thereof has been reduced to zero;

                         (iii) to the Class A-3 Noteholders in reduction of the Note Principal Balance of the Class A-3 Notes, until the Note Principal Balance thereof has been reduced to zero; and

                         (iv) to the Class B Noteholders in reduction of the Note Principal Balance of the Class B Notes, until the Note Principal Balance thereof has been reduced to zero;

notwithstanding the foregoing, on any Payment Date which occurs after the declaration of an Event of Default, if such Event of Default is still continuing, such aggregate amount shall be applied in reduction of the aggregate Note Principal Balance of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, concurrently and in proportion to their then outstanding Note Principal Balances, rather than sequentially as provided in clauses (i) through
(iii) above. Once the aggregate Note Principal Balance of all Class A Notes has been reduced to zero, the amount on deposit in the Note Account shall be applied, as provided in clause (iv) above.

                   (c) In making the distributions described in paragraphs (a) and (b) above, the Indenture Trustee shall be entitled to rely upon (without investigation, confirmation or recalculation) all information and calculations contained in the Servicer's Certificate delivered to the Indenture Trustee pursuant to Section 4.9.

                   (d) All monthly distributions to Noteholders shall be made by wire transfer (if wiring instructions are received from the Noteholders), or, in the absence of such instructions, by check mailed to each Noteholder of record on the preceding Record Date at its address appearing on the Note Register, or by such other means as the Noteholder and the Indenture Trustee shall agree. Payments to the Certificateholder or its designee shall be made by wire transfer based on instructions received by the Indenture Trustee from such Person. Notwithstanding the foregoing, the final payment on each Note shall be made only against the presentation and surrender of the Note at the office or agency then maintained by the Indenture Trustee.

                  (e) Each Noteholder shall promptly notify the Indenture Trustee in writing upon the receipt of a nonappealable court order of a court having competent jurisdiction seeking to recover payments to Noteholders or the Trust as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code and shall enclose a copy of such order with such notice to the Indenture Trustee.

                  (f) If the Servicer has failed to provide the Indenture Trustee with the notice required pursuant to Section 5.2, the Indenture Trustee may but shall not be required to calculate Note Current Interest and apply funds, if any, in the Collection Account as of the last day of the prior Collection Period, to make a distribution of Note Current Interest to the Noteholders.


                  (g) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (g). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses (including legal fees and expenses) incurred.


     Section 5.5. Reserve Account.
                  ---------------

                 (a) (i) On the Closing Date, the Seller shall deposit the Reserve Initial Deposit into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Indenture Trustee for the benefit of the Noteholders.

                           (ii) The Seller may, from time to time after the date hereof, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the formula set forth herein, which may result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded. Notwithstanding any other provision of this Agreement, if each Rating Agency then rating the Notes notifies the Indenture Trustee and the Seller in writing that the use of any such new formula, and any decrease in the amount of the Specified Reserve Balance or change in the manner by which the Reserve Account is funded, will not result in the qualification, reduction or withdrawal of its then current rating of the Notes then the Specified Reserve Balance will be determined in accordance with such new formula and this Agreement will be amended to reflect such new formula without the consent of any Noteholder.

                         (iii) On each Payment Date (A) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net investment earnings) is less than the Specified Reserve Balance, the Indenture Trustee shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (ix) of Section 5.4(a), deposit in the Reserve Account the Reserve Account Deposit Amount pursuant to Section 5.4(a)(x), (B) the Indenture Trustee shall distribute any amount on deposit in the Reserve Account representing net investment earnings to the Certificateholder, and (C) if the amount on deposit in the Reserve Account (after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Payment Date, including withdrawals pursuant to clause (B) of this paragraph) is greater than the Specified Reserve Balance, the Indenture Trustee shall distribute the amount of such excess first, as part of the Additional Principal Amount, to the extent necessary, if the amount described in clause (x) of the definition of Additional Principal Amount exceeds the amount described in clause (y)(i) of the definition of Additional Principal Amount, in each case on such Payment Date and second, to the Certificateholder or their designee on such Payment Date.

                   (b) On each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Determination Date) to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Note Account to be included as Total Available Funds for that Payment Date.


                   (c) Amounts properly received by the Certificateholder pursuant to this Agreement shall not be available to the Indenture Trustee or the Trust for the purpose of making deposits to the Reserve Account, or making payments to the Noteholders, nor shall the Certificateholder be required to refund any amount properly received by it.

      Section 5.6. Overcollateralization.  The initial level of
                   ---------------------
overcollateralization shall be the Overcollateralization Initial Amount. The level of overcollateralization will increase to, and thereafter be maintained at, the Overcollateralization Target Amount. The level of overcollateralization is increased and maintained in accordance with Section 5.4(a).

      Section 5.7. Statements to Noteholders.
                   -------------------------

                   (a) On each Payment Date, the Indenture Trustee shall mail or send by facsimile to the Noteholders and the Rating Agencies a statement prepared by the Servicer, setting forth for the Collection Period relating to such Payment Date the following information

(which in the case of items (i), (ii) and (iii) shall be based on a Note in a principal amount of $1,000):

                   (i) the amount of the distribution allocable to principal for each Class of Notes, including any overdue principal;

                   (ii) the amount of the distribution allocable to interest for each Class of Notes, including any overdue interest;

                   (iii) the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, the Owner Trustee's Fee and the Indenture Trustee's Fee;

                   (iv) the remaining balance in the Reserve Account, together with the Reserve Account Withdrawal Amount;

                   (v) the Pool Balance and Pool Factor as of the end of the related Collection Period;

                   (vi) the Note Factor for each Class of Notes on such Payment Date;

                   (vii) the aggregate Principal Balance of all Receivables which were delinquent (1) 30 days or more and (2) 90 days or more as of the last day of the related Collection Period;

                   (viii) the Note Principal Balance for each Class of Notes (after giving effect to any distribution in respect of principal on such Payment Date) on which Note Current Interest will be calculated with respect to the next succeeding Payment Date;

                   (ix) the aggregate of all Purchase Amounts received on the related Determination Date; and

                   (x)    the aggregate amount received with respect to

         Defaulted Receivables, including Liquidation Proceeds, during the related Collection Period; and

              (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee shall mail, to each Person who at any time during such calendar year shall have been a Noteholder, a statement containing the sum of the amounts determined in clauses (i), (ii) and (iii) for such calendar year or, in the event such Person shall have been a Noteholder during a portion of such calendar year, for the applicable portion of such year, unless substantially comparable information has been provided to such Noteholder, for the purposes of such Noteholder's preparation of federal income tax returns.

                                   ARTICLE VI

                                   The Seller
                                   ----------

       SECTION 6.1. Representations of Seller.
                    -------------------------

                  (a) The Seller makes the following representations on which the Trust is deemed to have relied in acquiring the Receivables on which the Trust is deemed to have relied in acquiring the Receivables and issuing the Notes and on which the Indenture Trustee is deemed to have relied in authenticating the Notes. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                        (i) Due Organization And Good Standing. The Seller shall
                            ----------------------------------
       have been duly organized and shall be validly existing as a federal savings bank in good standing under the laws of the United States of America, with the corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, the corporate power and authority and legal right to acquire and own the Receivables.

                        (ii) Due Qualification. The Seller shall be duly
                             -----------------
       qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement.

                        (iii) Power And Authority. The Seller shall have the
                              -------------------
       corporate power and authority to execute and deliver this Agreement and to carry out its terms, the Seller shall have full power and authority to sell and assign the property to be sold and assigned to and deposited with the Indenture Trustee as part of the Trust and shall have duly authorized such sale and assignment to the Indenture Trustee by all necessary corporate action; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Seller by all necessary corporate action.

                        (iv) Valid Sale; Binding Obligations. This Agreement
                             -------------------------------
       shall evidence a valid sale, transfer, and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller; and shall be a legal, valid, and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights or other obligees' rights in general or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the FDIC, and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                        (v) No Violation. The consummation of the transactions
                            ------------
       contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than this Agreement); nor violate any law or, to the best of the Seller's knowledge, any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                        (vi) No Proceedings. There are no proceedings or
                             --------------
       investigations pending or, to the Seller's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or the Notes,
       (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or the Notes, or (D) which might adversely affect the federal income tax attributes of the Notes.

                        (vii) No Consent Required. The Seller is not required to
                              -------------------
       obtain the consent of any other Person or any consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority or agency in connection with the execution, delivery and performance of this Agreement (except as have been obtained), other than as may be required under the Blue Sky laws of any state or the Securities Act.

                        (viii) No Insolvency. The execution and delivery of this
                               -------------
       Agreement and the consummation of the transactions contemplated hereby were not made in contemplation of the insolvency of the Seller or after the commission of any act of insolvency by the Seller.

                        (ix) Not An Investment Company. The Trust is not
                             -------------------------
       required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                        (x) Official Record. This Agreement and all other
                            ---------------
       documents related hereto to which the Seller is a party have been approved by the Seller's board of directors, which approval is reflected in the minutes of such board, and shall continuously from the time of each such document's execution, be maintained as an official record of the Seller.

       SECTION 6.2. Liability of the Seller. The Seller shall be liable in
                    -----------------------
accordance herewith only to the extent of the obligations specifically undertaken and the representations made by the Seller under this Agreement.

       SECTION 6.3. Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of, Seller. Any Person (a) into which the Seller may be merged or consolidated,
----------
(b) which may result from any merger or consolidation to which the Seller shall be a party, or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, further, that (x) the Seller shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 6.3, and (y) all conditions precedent, if any, provided for in this Agreement relating to such merger, consolidation or succession have been complied with. Notwithstanding the above, no such transaction shall result in the Seller becoming subject to the provisions of the United States Bankruptcy Code or similar laws of any State. The Seller or its successor hereunder shall provide the Indenture Trustee, the Servicer and the Rating Agencies with prompt notice of any such transaction.

       SECTION 6.4. Limitation on Liability of Seller and Others. No recourse
                    --------------------------------------------
under or upon any obligation or covenant of this Agreement, or of any Note or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director as such, of the Seller or of any successor corporation, either directly or through the Seller, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. This Agreement and the obligations created hereunder are solely corporate obligations, and no personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Seller, or any of them, because of the issuance of the Notes, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom. Any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Notes, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Notes. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                   ARTICLE VII

                                  The Servicer
                                  ------------

       SECTION 7.1. Representations of Servicer. The Servicer makes the
                    ---------------------------
following representations on which the Trust is deemed to have relied in acquiring the Receivables, on which the Trust is deemed to have relied in acquiring the Receivables and issuing the Notes, on which the Indenture Trustee is deemed to have relied in authenticating the Notes and on which the Noteholders are deemed to have relied in purchasing the Notes. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

                        (i)   Representations and Warranties. The
                              ------------------------------
       representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than Chevy Chase Bank, F.S.B.

                        (ii)  Organization and Good Standing. The Servicer shall
                              ------------------------------
       have been duly organized and shall be validly existing as a federal savings bank in good standing under the laws of the United States of America, with the corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall have, the corporate power and authority and legal right to acquire, own, sell, and service the Receivables and to hold the Receivable Files as custodian on behalf of the Indenture Trustee.

                        (iii) Due Qualification. The Servicer shall be duly
                              -----------------
       qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the transactions contemplated by this Agreement and would not render any Receivable unenforceable by the Indenture Trustee on behalf of the Noteholders.

                        (iv)  Power and Authority. The Servicer shall have the
                              -------------------
       corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

                        (v)   Binding Obligation. This Agreement shall
                              ------------------
       constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' or other obligees' rights in general or the rights of creditors or obligees of federally chartered stock savings banks, the deposits of which are insured by the Federal Deposit Insurance Corporation, and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                        (vi)  No Violation. The consummation of the transactions
                              ------------
       contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the charter or by-laws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument

       (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge any order, rule, or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                        (vii) No Proceedings. There are no proceedings or
                              --------------
       investigations pending or, to the Servicer's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or the Notes,
       (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Notes, or (D) which might adversely affect the federal income tax attributes of the Notes.

       SECTION 7.2. Liability of Servicer; Indemnities.
                    ----------------------------------

                  (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken and the representations made by the Servicer under this Agreement, including its duties as custodian of the Receivable Files.

                        (i) The Servicer, except as set forth in this Section 7.2, shall not be under any liability to the Trust, the Owner Trustee, the Indenture Trustee or the Noteholders for taking any action or for refraining from taking any action pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed upon the Servicer by reason of its willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer hereunder.

                        (ii) The Servicer shall indemnify, defend, and hold harmless the Indenture Trustee, its officers, directors, agents and employees, the Trust, the Owner Trustee and its officers, directors, employees and agents, the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of a Financed Vehicle; provided, that the Servicer shall have no obligation to indemnify any Person against any credit losses on any Receivable serviced by the Servicer in accordance with the requirements of this Agreement.

                        (iii) The Servicer shall indemnify, defend and hold harmless the Trust, the Indenture Trustee and its officers, directors, employees and agents, the Owner Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury, including any judgment, award, settlement and other costs or expenses incurred in connection with the defense of any action, proceeding or claim, to the extent such loss, liability, expense, damage or injury arose out of, or was imposed upon such persons through, the willful misfeasance, bad faith or negligence of the Servicer in the performance of its duties or by reason of its reckless disregard of its obligations and duties as Servicer hereunder.

                        (iv) The initial Servicer shall indemnify, defend and hold harmless the Indenture Trustee, its officers, directors, employees and agents from and against any loss, liability or expense incurred without negligence or bad faith on the part of the Indenture Trustee or its officers, directors, employees or agents or the Owner Trustee and its officers, directors, employees and agents, and arising out of or in connection with the acceptance or administration by the Indenture Trustee of this Agreement or the Indenture or the Owner Trustee of the Trust, as applicable, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the powers or duties of the Indenture Trustee hereunder.

                        (v) The Servicer shall defend, indemnify and hold harmless the Trust, the Owner Trustee and its officers, directors, employees and agents and the Indenture Trustee and its officers, directors, agents and employees, the Noteholders from and against any taxes that may at any time be asserted against the Trust, the Indenture Trustee, the Owner Trustee or the Noteholders with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any personal property taxes asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

                        (vi) Indemnification under this Section 7.2 shall include reasonable fees and expenses of counsel and expenses of litigation.

                        (vii) Within a reasonable period after receipt by the Indenture Trustee, the Trust, the Owner Trustee or the Noteholders of notice of the commencement of any action with respect to which indemnification is sought under this Section 7.2, such party shall notify the Servicer in writing of the commencement thereof. In case any such action shall be brought, the Servicer shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the Servicer to the indemnified party of its election so to assume the defense thereof, the Servicer shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                        (viii) The Servicer shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Servicer (which shall not be unreasonably withheld). The indemnified party shall not, without the Servicer's written consent (which shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment which would impose an injunction or other equitable relief on the Servicer or which does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Servicer from all liability in respect of such claim.

                        (ix) The rights to indemnification under this Section
       7.2 shall survive the termination, resignation or removal of the Servicer with respect to acts and omissions to act of the Servicer giving rise to such rights and occurring prior to such termination, resignation or removal. In addition, the rights to indemnification under this Section
       7.2 shall survive the termination of the Trust.

       SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of the Servicer. Any Person (a) into which the Servicer may be merged or
---------------
consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.3 and (y) all conditions precedent, if any, provided for in this Agreement relating to such merger, consolidation or succession have been complied with. The Servicer or its successor hereunder shall provide the Indenture Trustee, the Seller and the Rating Agencies with prompt notice of any such transaction.

       SECTION 7.4. Limitation on Liability of Servicer and Certain Related
                    -------------------------------------------------------
Persons.
-------

                  (a) No recourse under or upon any obligation or covenant of this Agreement, or of any Note or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director as such, of the Servicer or of any successor corporation, either directly or through the Servicer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. This Agreement and the obligations created hereunder are solely corporate obligations, and no personal liability whatever shall attach to, or is or shall be incurred by the incorporators, shareholders, officers or directors, as such, of the Servicer, or any of them, because of the issuance of the Notes, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom. Any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the issuance of the Notes, or under or by reason of the obligations, covenants or agreements contained in this Agreement or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement and the issuance of the Notes. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement (collection actions with respect to Defaulted Receivables are understood to be incidental to the Servicer's duties to service the Receivables), and that in its opinion may involve it in any expense or liability.

     Section 7.5. Servicer Not to Resign. Chevy Chase Bank, F.S.B., as initial
                  ----------------------
Servicer, shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee). Notice of any such determination permitting the resignation of the Servicer, shall be communicated to the Indenture Trustee and the Rating Agencies at the earliest practicable time and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee concurrently with such notice. No such resignation shall become effective until the Trustee or other successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.2.

     Section 7.6. Delegation of Duties. The Servicer may at any time delegate
                  --------------------
any duties hereunder to any Person, including, without limitation, any Sub-Servicer who agrees to conduct such duties in accordance with this Agreement; provided, however, that the Servicer may not delegate its duties as custodian except as provided in Section 3.4 of this Agreement. Such delegation shall not relieve the Servicer of its responsibilities and liabilities with respect to such duties, and shall not constitute a resignation within the meaning of Section 7.5.

                                  Article VIII

                                     Default
                                     -------

     Section 8.1. Servicer Default.
                  ----------------

                (a)  If any one of the following events ("Servicer Default")
                                                          ----------------
shall occur and be continuing:

                     (i) any failure by the Servicer to deliver to the Indenture Trustee on or prior to the Determination Date the Servicer's Certificate for the related Collection Period or to deliver to the Indenture Trustee for distribution to the Noteholders any proceeds or payment required to be so delivered under the terms of the Notes and this Agreement that shall continue unremedied for a period of more than three Business Days after written notice from the Indenture Trustee or the Holders of Notes evidencing not less than 25% of the Note Principal Balance; or

                     (ii) any failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer, set forth in the Notes or in this Agreement, which failure shall (a) materially and adversely affect the rights of the Noteholders and (b) continue unremedied for a period of more than 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (y) to the Servicer by the Indenture Trustee, or (z) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Principal Balance; or

                     (iii) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                     (iv) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors, or the voluntary suspension by the Servicer of payment of its obligations;

     then, and in each and every case, so long as a Servicer Default shall not have been remedied, the Indenture Trustee or the Holders of Notes evidencing more than 50% of the Note Principal Balance (and to the Indenture Trustee if given by the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement.

                (b) On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.2 pursuant to and under this
Section 8.1; and, without limitation, the Servicer, the Indenture Trustee or such other successor Servicer, as the case may be, is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise; provided, however, that the Indenture Trustee or any successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. The predecessor Servicer shall cooperate with the successor Servicer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer of electronic records related to the Receivables in such form as the successor Servicer may reasonably request and the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable. The Indenture Trustee shall give the Rating Agencies notice of any termination of the Servicer pursuant to the terms of this Section 8.1.

     Section 8.2. Appointment of Successor.
                  ------------------------

                (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.1 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (x) the date 45 days from the delivery to the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's resignation or termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this
Section 8.2, the Indenture Trustee without further action shall automatically be appointed the successor Servicer; provided, however, that the Indenture Trustee shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $50,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

                (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties, and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to all of the rights granted to the predecessor Servicer, by the terms and provisions of this Agreement. The successor Servicer shall not be liable for any losses resulting from the failure of the predecessor Servicer to transfer Receivables Files and related documents to the successor Servicer in a manner as shall be necessary to effectuate such succession.

                (c) In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of a successor Servicer out of payments on Receivables as it and such successor Servicer shall agree; provided, however, that no such compensation shall be in excess of that permitted the original Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     The Servicer shall cooperate with the successor Servicer in effecting the transfer of the rights and responsibilities of the Servicer under this Agreement.

     Section 8.3. Notification To Noteholders. Upon any notice of a Servicer
                  ---------------------------
Default or upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to Noteholders at their respective addresses appearing in the Note Register, to the Rating Agencies.

     Section 8.4. Waiver Of Past Defaults. The Majority Noteholders, on behalf
                  -----------------------
of all Holders of Notes, may waive any default by the Servicer or the Seller in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from the Note Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 8.5. Effect Of Servicer Default On Sub-Servicers. Any removal of
                  -------------------------------------------
the Servicer pursuant to this Article VIII shall ipso facto constitute a removal of all Sub-Servicers.

                                   Article IX

                              The Indenture Trustee
                              ---------------------

     Section 9.1. Duties of the Indenture Trustee.
                  -------------------------------

                (a) The Indenture Trustee, both prior to and after the occurrence of a Servicer Default, shall undertake to perform such duties as are specifically set forth in this Agreement. If a Servicer Default shall have occurred and shall not have been cured, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man or woman would exercise or use under the circumstances in the conduct of his or her own affairs; provided, however, that if the Indenture Trustee shall assume the duties of the Servicer pursuant to Section 8.2, the Indenture Trustee in performing such duties shall use the degree of skill and attention customarily exercised by a servicer with respect to automobile receivables that it services for itself or others.

                (b) The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform as to form to the requirements of this Agreement.

                (c) No provision of this Agreement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; provided, however, that:

                     (i) prior to the occurrence of a Servicer Default, and after the curing of all such Servicer Defaults that may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Agreement, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as shall be specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, or manifest error, the Indenture Trustee may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Agreement;

                     (ii) the Indenture Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee shall have been negligent in ascertaining the pertinent facts;

                     (iii) the Indenture Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken in good faith in accordance with this Agreement or at the direction of the Holders of Notes evidencing not less than 25% of the Note Principal Balance relating to the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Agreement;

                     (iv) the Indenture Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in clause (i) or (ii) of Section 8.1, or of any failure by the Seller to comply with the obligations of the Seller referred to in clause (ii) of Section 8.1, unless a Responsible Officer of the Indenture Trustee has actual knowledge or receives written notice of such failure (it being understood that knowledge of the Servicer or the Servicer as custodian, in its capacity as agent for the Indenture Trustee, is not attributable to the Indenture Trustee) from the Servicer, the Seller, or the Holders of Notes evidencing not less than 25% of the Note Principal Balance; and

                     (v)   without limiting the generality of this Section or
     Section 9.4, the Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Trust, (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Agreement believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties, or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Seller's or the Servicer's representations, warranties or covenants or the Servicer's duties and obligations as Servicer and as custodian of the Receivable Files under this Agreement.

                (d) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers, and privileges of, the Servicer in accordance with the terms of this Agreement.

                (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Agreement.

               (f) The Indenture Trustee shall, and hereby agrees that it will, perform all of the obligations and duties required of it under this Agreement. In no event shall U.S. Bank National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

               (g) U.S. Bank National Association by its execution hereof accepts its appointment as Indenture Trustee under the Indenture and this Agreement. The Indenture Trustee shall act upon and in compliance with the written instructions of the Declaring Noteholders delivered pursuant to the Indenture promptly following receipt of such written instructions; provided that the Indenture Trustee shall not act in accordance with any instructions (i) which are not authorized by, or in violation of the provisions of, the Indenture or this Agreement, (ii) which are in violation of any applicable law, rule or regulation or (iii) for which the Indenture Trustee has not received indemnity reasonably satisfactory to it. Receipt of such instructions shall not be a condition to the exercise by the Indenture Trustee of its express duties hereunder, except where the Indenture or this Agreement provides that the Indenture Trustee is permitted to act only following and in accordance with such instructions.

     Section 9.2. Rights of Indenture Trustee.
                  ---------------------------

               (a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

               (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, Chevy Chase Bank, F.S.B., or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

               (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's
                             --------  -------
conduct does not constitute willful misconduct, negligence or bad faith.

               (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Agreement, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, however, that the Indenture
                                         --------  -------
Trustee shall, upon the occurrence of an Event of Default (that has not been cured), exercise the rights and powers vested in it by the Indenture with reasonable care and skill.

               (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Noteholders evidencing not less than 25% of the Outstanding Amount thereof; provided, however, that if the payment within a reasonable time to the Indenture
--------  -------
Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of the Indenture or this Agreement, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

               (h) The Indenture Trustee shall not be liable for any losses on investments except for losses resulting from the failure of the Indenture Trustee to make an investment in accordance with instructions given in accordance hereunder. If the Indenture Trustee acts as the Note Paying Agent or Note Registrar, the rights and protections afforded to the Indenture Trustee shall be afforded to the Note Paying Agent and Note Registrar.

     Section 9.3.  Individual Rights of Indenture Trustee. The Indenture Trustee
                   --------------------------------------
in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Trust or its Affiliates with the same rights it would have if it were not Indenture Trustee.

     Section 9.4.  Indenture Trustee's Certificate. On or as soon as practicable
                   -------------------------------
after each Payment Date on which Receivables shall be (i) assigned to the Seller pursuant to Section 3.2 or (ii) assigned to the Servicer pursuant to Section 4.2, 4.7 or 11.1, the Indenture Trustee shall execute a Indenture Trustee's Certificate, substantially in the form of, in the case of an assignment to the Seller, Exhibit D, or, in the case of an assignment to the Servicer, Exhibit E, based on the information contained in the Servicer's Certificate for the related Collection Period, amounts deposited to the Note Account, and notices received pursuant to this Agreement, identifying the Receivables repurchased by the Seller pursuant to Section 3.2 or 11.1 or purchased by the Servicer pursuant to
Section 4.2 or 4.7 with respect to such Collection Period, and shall deliver such Indenture Trustee's Certificate, accompanied by a copy of the Servicer's Certificate for such Collection Period to the Seller or the Servicer, as the case may be. The Indenture Trustee's Certificate shall be an assignment pursuant to Section 9.5.

     Section 9.5.  Indenture Trustee's Assignment Of Purchased Receivables. With
                   -------------------------------------------------------
respect to each Receivable repurchased by the Seller pursuant to Section 3.2 or
11.1 or purchased by the Servicer pursuant to Section 4.2 or 4.7, the Indenture Trustee shall assign, on the day on which the Indenture Trustee receives payment for such Receivable, effective as of the last day of the

     Collection Period during which such Receivable became subject to repurchase by the Seller or purchase by the Servicer, without recourse, representation, or warranty, to the Seller or the Servicer (as the case may be) all the Indenture Trustee's right, title, and interest in and to such Receivables, and all security and documents relating thereto, and all proceeds thereof, such assignment being an assignment outright and not for security. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Indenture Trustee shall, at the Servicer's expense, take such steps as the Indenture Trustee deems necessary to enforce the Receivable, including bringing suit in its name or the name of the Noteholders.

                                   Article X
                      Administrative Duties of the Servicer
                      -------------------------------------

          Section 10.1. Administrative Duties.
                        ---------------------

               (a) Duties with Respect to the Indenture. The Servicer shall
                   ------------------------------------
     perform all its duties and the duties of the Trust under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Trust under the Indenture. The Servicer shall monitor the performance of the Trust and shall advise the Owner Trustee when action is necessary to comply with the Trust's duties under the Indenture. The Servicer shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Trust to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.4, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3, 8.4, 9.2, 9.3, 11.1 and
     11.15 of the Indenture.

               (b) Duties with Respect to the Trust.
                   --------------------------------

                   (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and
          2.11 of the Trust Agreement. In accordance with the directions of the Trust or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee and are reasonably within the capability of the Servicer.

                   (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

               (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the general duties of the Trust set forth in Section 5.2 of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however,
                                                            --------  -------
     that once prepared by the Servicer the Owner Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable the Certificateholder to prepare its federal and state income tax returns.

               (iv) The Servicer shall perform the duties of the Servicer specified in Section 9.3 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

               (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that
                                                        --------  -------
     the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Servicer's opinion, no less favorable to the Trust in any material respect.

         (c)   Tax Matters.
               -----------

               (i) For so long as the Seller is an owner of the Trust, it shall prepare, or have prepared, and sign all tax returns, other than Forms 1099, required to be filed by or regarding the Trust. If the Seller is no longer an owner of the Trust, all tax returns, other than Forms 1099, shall be prepared and signed by (x) the owner of the Trust, if the Trust has a single owner, or (y) the partner responsible for tax matters, if the Trust has more than one owner.

               (ii) The Servicer shall prepare, or have prepared and delivered to the Seller, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for the preparation of the tax returns.

               (iii) In accordance with Section 5.7(b) of this Agreement, the Indenture Trustee shall prepare and deliver to each Noteholder a Form 1099 for purposes of such Noteholder's preparation of federal income tax returns. In no event shall the Indenture Trustee be liable for any liabilities, costs or expenses of the Trust or the Noteholders under any tax law, including without limitation federal, state or local income or excise taxes or any other tax imposed or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

               (d) Non-Ministerial Matters. With respect to matters that in the
                   -----------------------
reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

               (A) the amendment of or any supplement to the Indenture;

               (B) the initiation of any claim or lawsuit by the Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than in connection with the collection of the Receivables);

               (C) the amendment, change or modification of this Agreement or any of the Basic Documents;

               (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

               (E) the removal of the Indenture Trustee or the Owner Trustee.

               (e) Exceptions. Notwithstanding anything to the contrary in this
                   ----------
Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholder under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.4 of the Indenture, (3) take any other action that the Trust directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

               (f) The successor Servicer shall not be responsible for any obligations or duties of the servicer under Section 10.1.

     Section 10.2.  Records. The Servicer shall maintain appropriate books of
                    -------
account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Trust at any time during normal business hours.

     Section 10.3.  Additional Information to be Furnished to the Trust. The
                    ---------------------------------------------------
Servicer shall furnish to the Trust from time to time such additional information regarding the Collateral as the Trust shall reasonably request.

                                   Article XI

                                   REDEMPTION
                                   ----------

     Section 11.1.  Optional Purchase of All Receivables. (a) The Servicer shall
                    ------------------------------------
have the option to purchase the corpus of the Trust on any Payment Date on which the aggregate Note Principal Balance is 5% or less of the aggregate Initial Note Principal Balance. To exercise such option, the Servicer shall deposit in the Note Account an amount equal to the outstanding Note Principal Balance plus all accrued and unpaid interest thereon (the "Optional Purchase Price"). The Trust
                                          -----------------------
shall deposit the Optional Purchase Price with the Indenture Trustee in the Note Account in immediately available funds by 12:00 noon, New York City time, on such Payment Date and, upon notice to the Indenture Trustee of such deposit, the Indenture Trustee shall release the Receivables and the Receivable Files and all other property of the Trust to the Seller, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 of the Indenture to each Holder of Notes.

               (b) Notice of any redemption of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

                                  Article XII

                            Miscellaneous Provisions
                            ------------------------

     Section 12.1.  Amendment.
                    ---------

               (a) This Agreement may be amended by the parties hereto, without the consent of any of the Noteholders, (i) to cure any ambiguity or defect, (ii) to correct or supplement any provisions in this Agreement, or (iii) to correct any typographical error or to add any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

               (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Majority Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall, without the consent of the Holders of all Notes then outstanding, reduce the aforesaid percentage required to consent to any such amendment. In no case may any such amendment increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note without the consent of the Holder of such Note.

               (c) The Indenture Trustee shall notify each Rating Agency prior to any amendment of this Agreement; to the extent practicable, such notice shall be given not less than 10 days prior to the date on which such amendment is executed.

               (d) Promptly after the execution of any amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder and each Rating Agency.

               (e) It shall not be necessary for the consent of Noteholders pursuant to this Section 12.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

               (f) Prior to the execution of any amendment to this Agreement pursuant to Section 12.1 (a), the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.1(a). The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties, or immunities under this Agreement.

     Section 12.2.  Protection Of Title To Trust.
                    ----------------------------

               (a) The Seller shall file, or cause to be filed, such financing statements and cause to be filed such amendments and continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Trust, the Noteholders and the Indenture Trustee under this Agreement in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

               (b) Neither the Seller nor the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with Section 12.2(a) above seriously misleading within the meaning of
Section 9-506 of the UCC or any successor provision, or take any other action that would otherwise require the filing of a financing statement or amendment or execution and delivery of an agreement to be bound by the terms of this Agreement, unless the Seller, Servicer or successor entity shall have filed (or cause to be filed) Uniform Commercial Code financing statements and executed and delivered such agreement upon any of the stated events.

               (c) If, as a result of a change of the Seller's or Servicer's "location" (determined as provided in Section 9-307 of the UCC or any successor provision) or jurisdiction of organization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, then the Seller or the Servicer shall file or cause to be filed such amendment or continuation statement or new financing statement within the period of time necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables. The Servicer shall at all times maintain each office from which it shall service Receivables, its principal place of business and "location" (determined as provided in Section 9-307 of the UCC or any successor provision) within the United States of America.

               (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Note Account in respect of such Receivable.

               (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Trust, the Servicer's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly with reference to the particular Trust that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall have been paid in full or repurchased or purchased hereunder.

               (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

               (g) The Servicer shall permit the Owner Trustee and the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer's records regarding any Receivable to the extent permitted by applicable banking, privacy and other laws limiting such access.

               (h) Upon request, the Servicer shall furnish to the Owner Trustee or the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Notes furnished before such request indicating removal of Receivables from the Trust.

     Section 12.3.  Limitations on Rights of Others. The provisions of this
                    -------------------------------
Agreement are solely for the benefit of the parties hereto, the Indenture Trustee and the Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 12.4.  Governing Law. THE PARTIES AGREE THAT IN ACCORDANCE WITH
                    -------------
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.5.  Notices. All demands, notices, and communications under this
                    -------
Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller or the Servicer, to the agent for service as specified in this Agreement, at the following address: Chevy Chase Bank, F.S.B., 7501 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: General Counsel, with a copy to Chevy Chase Bank, F.S.B., 7501 Wisconsin Avenue, Bethesda, Maryland 20814, Attention: Stephen R. Halpin, Jr. or at such other address as shall be designated by the Seller or the Servicer in a written notice to the Indenture Trustee and (b) in the case of the Indenture Trustee, at the Corporate Trust Office and (c) in the case of the Trust or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, with a copy to Trustee, at the Corporate Trust Office. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

     Section 12.6.  Severability of Provisions. If any one or more of the
                    --------------------------
covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

     Section 12.7.  Assignment. This Agreement shall inure to the benefit of and
                    ----------
be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.3 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee and the Majority Noteholders.

     Section 12.8.  Counterparts. For the purpose of facilitating the execution
                    ------------
of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 12.9.  Benefits Of Agreement. This Agreement shall inure to the
                    ---------------------
benefit of and be binding upon the parties hereto, the Noteholders and their respective successors and assigns, and to the extent provided herein. Except as otherwise provided in this Agreement, no other person shall have any rights or obligations hereunder.

     Section 12.10. Headings. The headings of the various Articles and Sections
                    --------
herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 12.11. Limitation of Liability of Owner Trustee and Indenture
                    ------------------------------------------------------
Trustee.
-------

               (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

               (b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by U.S. Bank National Association, not in its individual capacity but solely as Indenture Trustee and in no event shall U.S. Bank National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

               (c) In no event shall U.S. Bank National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Business Trust Statute, common law, or the Trust Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

                                          CHEVY CHASE AUTO RECEIVABLES TRUST
                                          2001-3

                                          By: Wilmington Trust Company, not in
                                          its individual capacity but solely as
                                          Owner Trustee on behalf of the Trust,


                                          By: ___________________________
                                                  Name:
                                                  Title:

                                          CHEVY CHASE BANK, F.S.B., as Seller
                                          and Servicer,

                                          By: ___________________________
                                                  Name:   Mark Holles
                                                  Title:  Group Vice President

                                          U.S. BANK NATIONAL ASSOCIATION, as
                                          Indenture Trustee,

                                          By: ___________________________
                                                  Name:    Eve D. Kaplan
                                                  Title:   Vice President

                         [Sale and Servicing Agreement]

                                   SCHEDULE A
                             SCHEDULE OF RECEIVABLES
                             -----------------------

                                                                      SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                  --------------------------------------------


     1. CHARACTERISTICS OF RECEIVABLES. Each Receivable (a) shall have been originated or purchased by the Seller, (b) shall have been fully and properly executed by the parties thereto, (c) is a fully-amortizing simple interest installment contract or installment loan which provides for level monthly payments over its original term, provided that some Receivables may include a payment in the last month in the life of the Receivable which due to delinquencies or partial prepayments may be different from the level monthly payment, (d) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest shall be assignable and shall have been validly assigned by the Seller to the Trust, and by the Trust to the Indenture Trustee, (e) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security and (f) is payable in United States dollars. No Receivable is a Balloon Receivable.

     2. SCHEDULE OF RECEIVABLES. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cut-Off Date. The Seller shall have caused its electronic ledger relating to each related Receivable to be clearly and unambiguously marked to show that such Receivable has been sold to the Trust for the benefit of the Noteholders pursuant to this Agreement.

     3. COMPLIANCE WITH LAW. Each Receivable and each sale of the related Financed Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws.

     4. BINDING OBLIGATION. Each Receivable represents the genuine, legal, valid, and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms. All parties to such Receivable have full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest granted thereby and the terms of such Receivable have not been waived or modified in any respect (other than modifications or extensions of payments granted in the ordinary course of the Servicer's collection procedures and the term of which does not extend beyond the last day of the Collection Period immediately preceding the latest Final Scheduled Payment Date).

     5. NO GOVERNMENT OBLIGOR. None of the Receivables shall be due from the United States of America or any State or local government or from any agency, department, or instrumentality of the United States of America or any State or local government. NO BANKRUPT OBLIGOR. None of the Receivables shall be due from an Obligor who has commenced a voluntary case under the United States Bankruptcy Code or consented to the entry of or failed to have stayed within 60 days of entry an order for relief against it in an involuntary case under the United States Bankruptcy Code.

     6. COMPOSITION OF RECEIVABLES. Each Receivable is secured by a Financed Vehicle which is a new or used automobile, light duty truck or van.

     7. MATURITY OF RECEIVABLES. Each Receivable shall have an original term to stated maturity of at least 12 months and not more than 72 months.

     8. MINIMUM AND MAXIMUM ANNUAL PERCENTAGE RATE. Each Receivable shall have an Annual Percentage Rate no less than 6.00% and no more than 16.99%.

     9. MINIMUM AND MAXIMUM PRINCIPAL BALANCE. Each Receivable shall have a Principal Balance as of the Cut-Off Date no less than $1,175.21 and no more than $42,504.60.

     10. STATES OF OBLIGOR RESIDENCE. Except with respect to Receivables with an aggregate Principal Balance as of the Cut-Off Date representing 17.65% of the Original Pool Balance, the Obligor under each Receivable has a billing address in Georgia, Virginia, Texas, Maryland or North Carolina.

     11. LOCATION OF RECEIVABLE FILES. The Receivable Files shall be kept by the Servicer as custodian for the Indenture Trustee at 7926 Jones Branch Drive, McLean, Virginia 22102, or at such other location or locations as may be designated from time to time by notice to the Indenture Trustee.

     12. ADVANCE PAYMENTS. As of the day prior to the Cut-Off Date, no Receivable has been paid more than 180 days in advance.

     13. NO ADVERSE SELECTION. The Receivables were selected from retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio that had met the applicable conditions specified in this Schedule B utilizing no selection procedures adverse to the Noteholders relative to similar retail installment sales contracts and motor vehicle installment loans in the Seller's portfolio.

     14. NO DEFAULT. Except for payment defaults continuing for a period of not more than 59 days, as of the Cut-Off Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall exist; and the Seller shall not have waived any of the foregoing.

     15. INSURANCE. The Servicer, in accordance with its customary procedures, shall have (i) required that the Obligor obtain physical damage and theft insurance covering the Financed Vehicle as of the date of related contract and
(ii) obtained vendor's single interest insurance covering the Financed Vehicle.

     16. RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

     17. NO DEFENSES. No facts exist which would give rise to any right of rescission, setoff, counterclaim or defense nor shall have any right of rescission, setoff, counterclaim, or defense been asserted or threatened with respect to any Receivable.

     18. NO LIENS. No liens or claims shall have been filed, including liens for work, labor, materials or taxes relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Obligor pursuant to the Receivable.

     19. NO ASSIGNMENT. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments due under the Receivable that is senior to or equal with that of the Trust.

     20. LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement or transfers of the Notes would be unlawful, void, or voidable.

     21. Continuing Security Interest. This Agreement creates a valid and continuing security interest (as defined in Uniform Commercial Code as in effect in the Commonwealth of Virginia) in the Receivables in favor of the Trust, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Seller and the Trust.

     22. SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof to the Trust, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party and all necessary and appropriate actions with respect to such Receivable shall have been taken to perfect a first priority security interest in the Financed Vehicle in favor of the Seller as secured party, which security interest is assignable and has been so assigned to the Trust and by the Trust to the Indenture Trustee.

     23. NO OTHER FILINGS. The Seller has not authorized the filing of and is not aware of any financing statements against the Indenture Trustee or the Trust that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or to the Indenture Trustee under the Indenture or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

     24. TITLE. It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitutes a sale of the Receivables and other property of the Trust from the Seller to the Trust and that the beneficial interest in and title to the Receivables and other Trust property not be part of the receivership or conservatorship estate in the event of the appointment of a receiver or conservator for the Seller. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Trust. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others, except for the rights of the Noteholders; and the transfer has been perfected under the Uniform Commercial Code of the Commonwealth of Virginia or the District of Columbia.

     25. ALL FILINGS MADE. All filings (including, without limitation, Uniform Commercial Code filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the Receivables shall have been made. 26. ONE ORIGINAL. There shall be only one original executed copy of each Receivable, and immediately prior to the constructive delivery thereof to the Indenture Trustee pursuant to Section 3.3, such copy shall have been in the custody and possession of the Seller.

     27. CHATTEL PAPER; HOME OFFICE. The Receivables constitute "tangible chattel paper" within the meaning of the Uniform Commercial Code as in effect in the Commonwealth of Virginia. The home office of the Seller is located in the Commonwealth of Virginia as designated in the Seller's federal charter.

     28. RECEIVABLES, FINANCING STATEMENTS. The Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust or the Indenture Trustee. All financing statements filed or to be filed against the Seller in favor of the Trust in connection herewith describing the Receivables contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trust."

                                                                       EXHIBIT A

      SERVICER'S CERTIFICATE UPON PAYMENT IN FULL OF A RECEIVABLE PURSUANT
            TO SECTION 3.6(a)(i) OF THE SALE AND SERVICING AGREEMENT
            --------------------------------------------------------


          Reference is made to Section 3.6(a)(i) of the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of December 1, 2001, among Chevy Chase Bank, F.S.B. (the "Servicer"), Chevy Chase Auto Receivables Trust 2001-3 (the "Trust") and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee").

          The undersigned _________________ hereby certifies that he/she is an officer of the Servicer holding the office set forth beneath his/her signature, and hereby further certifies as follows:

          With respect to that Receivable (as defined in the Sale and Servicing Agreement), identified as ______________, in the Schedule of Receivables, attached to the Sale and Servicing Agreement and included in the Trust Estate of the Trust, all payments in full of all principal and interest have been made.

          The undersigned further certifies that all amounts received by the Servicer in connection with such payments, with respect to such Receivable, which are required to be deposited in the Collection Account pursuant to Section
5.2 of the Sale and Servicing Agreement, have been so deposited.

          The undersigned hereby requests delivery of the Receivable and the related Receivable File (as defined in the Sale and Servicing Agreement) to the Servicer.

          IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of __________, 200_.

                                            ____________________________________

                                            By ___________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT B


      SERVICER'S RECEIPT FOR RECEIVABLE/RECEIVABLE FILE PURSUANT TO SECTION
      ---------------------------------------------------------------------
                 3.6(a)(ii) OF THE SALE AND SERVICING AGREEMENT
                 ----------------------------------------------


          Reference is made to Section 3.6(a)(ii) of the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of December 1, 2001, among Chevy Chase Bank, F.S.B. (the "Servicer"), Chevy Chase Auto Receivables Trust 2001-3 (the "Trust") and U.S. Bank National Association, as indenture trustee (the "Indenture Trustee").

          The undersigned _________________ hereby certifies that he/she is an officer of the Servicer holding the office set forth beneath his/her signature, and hereby further certifies as follows:

          The undersigned hereby acknowledges that the Servicer has received from the Indenture Trustee that Receivable (as defined in the Sale and Servicing Agreement), identified as ______________, in the Schedule of Receivables, attached to the Sale and Servicing Agreement and included in the Trust Estate of the Trust and the related Receivable File (as defined in the Sale and Servicing Agreement).

          The undersigned further certifies that it shall return the original Receivable and the related Receivable File to the Indenture Trustee when the Servicer's need for such Receivable and/or Receivable File has ceased unless the Receivable shall be liquidated or repurchased as described in Section 3.2, 4.2 or 4.7 of the Sale and Servicing Agreement.

          The undersigned hereby requests delivery of the Receivable and the Receivable File to the Servicer.

          IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of __________, 200_.

                                                ________________________________

                                                By __________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT C

                         FORM OF SERVICER'S CERTIFICATE
                    CHEVY CHASE AUTO RECEIVABLES TRUST 2001-3
                2.0375% AUTO RECEIVABLES BACKED NOTES, CLASS A-1
                 2.88% AUTO RECEIVABLES BACKED NOTES, CLASS A-2
                 3.95% AUTO RECEIVABLES BACKED NOTES, CLASS A-3
                  4.70% AUTO RECEIVABLES BACKED NOTES, CLASS B




Payment Date:          ________________

Collection Period:     ________________

Record Date:           ________________


          Under the Sale and Servicing Agreement, dated as of December 1, 2001, among Chevy Chase Bank, F.S.B. (as "Seller" and "Servicer"), Chevy Chase Auto Receivables Trust 2001-3 (the "Trust") and U.S. Bank National Association, as indenture trustee, the Servicer is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Payment Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Note, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.

A.   Information Regarding the Current Monthly Distribution.

     1.   Class A-1 Notes

          (a)  The aggregate amount of the distribution to Class      $
               A-1 Noteholders on the Payment Date

          (b)  The amount of the distribution set forth in            $
               paragraph (a) above allocable to principal, including any overdue principal

          (c)  The amount of the distribution set forth in            $
               paragraph (a) above allocable to interest, including any overdue interest

     (d)  The amount of the distribution set forth in paragraph (a) above, per          $
          Class A-1 Note in a principal amount of $1,000

     (e)  The amount of the distribution set forth in paragraph (b) above, per          $
          Class A-1 Note in a principal amount of $1,000

     (f)  The amount of the distribution set forth in paragraph (c) above, per          $
          Class A-1 Note in a principal amount of $1,000

2.   Class A-2 Notes

     (a)  The aggregate amount of the distribution to Class A-2 Noteholders on          $
          the Payment Date

     (b)  The amount of the distribution set forth in paragraph (a) above               $
          allocable to principal, including any overdue principal

     (c)  The amount of the distribution set forth in paragraph (a) above               $
          allocable to interest, including any overdue interest

     (d)  The amount of the distribution set forth in paragraph (a) above, per          $
          Class A-2 Note in a principal amount of $1,000

     (e)  The amount of the distribution set forth in paragraph (b) above, per          $
          Class A-2 Note in a principal amount of $1,000

     (f)  The amount of the distribution set forth in paragraph (c) above, per          $
          Class A-2 Note in a principal amount of $1,000


3.   Class A-3 Notes

     (a)  The aggregate amount of the distribution to Class A-3 Noteholders on          $
          the Payment Date

     (b)  The amount of the distribution set forth in paragraph (a) above               $
          allocable to principal, including any overdue principal

     (c)  The amount of the distribution set forth in paragraph (a) above               $
          allocable to interest, including any overdue interest

     (d)  The amount of the distribution set forth in paragraph (a) above, per          $
          Class A-3 Note in a principal amount of $1,000

     (e)  The amount of the distribution set forth in paragraph (b) above, per          $
          Class A-3 Note in a principal amount of $1,000

     (f)  The amount of the distribution set forth in paragraph (c) above, per          $
          Class A-3 Note in a principal amount of $1,000

4.   Class B Notes

     (a)  The aggregate amount of the distribution to Class B Noteholders on the        $
          Payment Date

     (b)  The amount of the distribution set forth in paragraph (a) above               $
          allocable to principal, including any overdue principal

     (c)  The amount of the distribution set forth in paragraph (a) above               $
          allocable to interest, including any overdue interest

     (d)  The amount of the distribution set forth in paragraph (a) above, per          $
          Class B Note in a principal amount of $1,000

     (e)  The amount of the distribution set forth in paragraph (b) above, per          $
          Class B Note in a principal amount of $1,000

     (f)  The amount of the distribution set forth in paragraph (c) above, per          $
          Class B Note in a principal amount of $1,000


5.   Note Principal Balances

     (a)  The Class A-1 Note Principal Balance as of such Payment Date (after           $
          giving effect to any distribution on such Payment Date)

          (b)     The Class A-2 Note Principal Balance as of such Payment Date                          $
                  (after giving effect to any distribution on such Payment
                  Date)


          (c)     The Class A-3 Note Principal Balance as of such Payment Date                          $
                  (after giving effect to any distribution on such Payment Date)


          (d)     The Class B Note Principal Balance as of such Payment Date                            $
                  (after giving effect to any distribution on such Payment Date)

6.        Reserve Account

          (a)     Reserve Account Withdrawal Amount                                                     $

          (b)     The balance of the Reserve Account, after giving effect to                            $
                  distributions and deposits on such Payment Date and the change in the balances from that of the prior Payment Date

7.        Monthly Fees                                                                                  $

          (a)     Monthly Indenture Trustee's Fee                                                       $

          (b)     Monthly Servicing Fee                                                                 $

          (c)     Monthly Owner Trustee's Fee                                                           $

          (d)     Aggregate of all Purchase Amounts received on the related                             $
                  Determination Date

          (e)     Aggregate amount received with respect to Defaulted                                   $
                  Receivables, including Liquidation Proceeds, during the
                  related Collection Period

8.        Delinquencies and Pool Balance.

          (a)     The aggregate Principal Balance of all Receivables which were                         $
                  delinquent (1) 30 days or more or (2) 90 days or more as of the last day of the related Collection Period.

          (b)     The Pool Balance as of the end of the related Collection                              $
                  Period.

          (c)     The Pool Factor as of the end of the related Collection                               $
                  Period.

(d)      The Note Factor for each Class of Notes on such                   $
         Payment Date.

                                                                       EXHIBIT D

                     FORM OF INDENTURE TRUSTEE'S CERTIFICATE
                             PURSUANT TO SECTION 9.4
                       OF THE SALE AND SERVICING AGREEMENT

                  U.S. Bank National Association, as indenture trustee (the "Indenture Trustee") of the Chevy Chase Auto Receivables Trust 2001-3 (the "Trust") created pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of December __, 2001, between Chevy Chase Bank, F.S.B. and Wilmington Trust Company, and with reference to the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of December 1, 2001, among Chevy Chase Bank, F.S.B. (the "Seller" and the "Servicer"), the Trust and the Indenture Trustee, does hereby sell, transfer, assign and otherwise convey to the Seller, without recourse, representation or warranty, all of the Indenture Trustee's right, title and interest in and to all of the Receivables (as defined in the Sale and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be repurchased by the Seller pursuant to Sections 3.2, and all insurance policies, security and documents relating thereto.

                  IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of __________, 200_.

                                          ______________________________

                                                                       EXHIBIT E

                     FORM OF INDENTURE TRUSTEE'S CERTIFICATE
                             PURSUANT TO SECTION 9.4
                       OF THE SALE AND SERVICING AGREEMENT

                  U.S. Bank National Association, as indenture trustee (the "Indenture Trustee") of the Chevy Chase Auto Receivables Trust 2001-3 (the "Trust") created pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of December __, 2001, between Chevy Chase Bank, F.S.B. and Wilmington Trust Company, and with reference to the Sale and Servicing Agreement (the "Sale and Servicing Agreement"), dated as of December 1, 2001, among Chevy Chase Bank, F.S.B. (the "Seller" and the "Servicer"), the Trust and the Indenture Trustee, does hereby sell, transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all of the Indenture Trustee's right, title and interest in and to all of the Receivables (as defined in the Sale and Servicing Agreement) identified in the attached Servicer's Certificate as "Purchased Receivables," which are to be purchased by the Servicer pursuant to Sections 4.2 or 4.7 or 11.2, and all insurance policies, security and documents relating thereto.

                  IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of ____________, 200_.


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